Exhibit 10.1
EIGHTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of June 2, 2023, among MERITAGE HOMES CORPORATION, a Maryland corporation (the “Borrower”), MIZUHO BANK, LTD., as assignee from JPMorgan Chase Bank, N.A., as administrative agent on behalf of the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and the Lenders party hereto.
RECITALS:
A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of June 13, 2014 (the “Original Credit Agreement”), as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of July 9, 2015, that certain Second Amendment to Amended and Restated Credit Agreement dated as of June 29, 2016, that certain Third Amendment to Amended and Restated Credit Agreement dated as of May 31, 2017, that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of June 28, 2018, that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of June 27, 2019, that certain Sixth Amendment to Amended and Restated Credit Agreement dated as of December 22, 2020, and that certain Seventh Amendment to Amended and Restated Credit Agreement dated as of December 17, 2021 (the “Seventh Amendment”; and, as so amended, collectively, the “Credit Agreement”; and, except as otherwise herein expressly provided, all capitalized terms used herein shall have the meaning assigned to such terms in the Credit Agreement).
B.    Immediately prior to the date hereof, JPMORGAN CHASE BANK, N.A. is assigning all of its rights, powers, privileges and duties as beneficiary, assignee or secured party, as applicable, under each of the Loan Documents arising from its role as Administrative Agent under the Credit Agreement and the other Loan Documents, and MIZUHO BANK, LTD., is accepting and assuming the rights, powers, privileges and duties as beneficiary, assignee and secured party, as applicable, arising from the role of the Administrative Agent under Credit Agreement and the other Loan Documents.
C.    Concurrently herewith Fifth Third Bank, National Association, and Goldman Sachs Lending Partners LLC are becoming new Lenders with the respective Commitment set forth on Schedule 1.1A attached hereto, and Citibank N.A., CIBC Bank USA and Royal Bank of Canada are exiting the credit facility.
D.    The Borrower, the Administrative Agent and the Lenders desire to amend the Credit Agreement as more fully set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1.Amendment of Credit Agreement. Effective as of the Effective Date (as defined below), certain sections of the Credit Agreement are hereby amended as set forth on Exhibit “A” to this Agreement. Language being inserted into the applicable section of the Credit Agreement is evidenced by double underline formatting. Language being deleted from the applicable section of the Credit Agreement is evidenced by ~~strike-through~~ formatting.
Section 2. Commitments. On the Effective Date, (a) each Lender signatory hereto has a Commitment in the amount set forth opposite its name on Schedule 1.1A attached hereto, (b) Schedule 1.1A of the Credit Agreement is hereby replaced with a new Schedule 1.1A attached to this Amendment, and (c) for the avoidance of doubt, each Lender’s interest in the Loans and participations in the Letters of Credit shall be allocated on the Effective Date in accordance with each Lender’s applicable Commitment as set forth in the new Schedule 1.1A attached to this Amendment.

Section 3.Amendment; Schedules. Exhibit “A” sets forth the conformed Credit Agreement, as modified by the prior amendments through the Seventh Amendment, and the Credit Agreement is further being modified as set forth on Exhibit “A” hereto. Except as expressly attached hereto and as set forth in this Amendment (including the representations set forth in Section 5(a) below), the Credit Agreement, and the Schedules and Exhibits to the Credit Agreement remain unchanged.
Section 4.Exiting Lenders. Simultaneously with the effectiveness of this Agreement, Citibank N.A., CIBC Bank USA and Royal Bank of Canada, each of which who have been a Lender under the Credit Agreement and who executes this Amendment below as an Exiting Lender (each an “Exiting Lender” and collectively, the “Exiting Lenders”), shall be deemed to have, and does hereby sell, assign, transfer and convey to Fifth Third Bank, National Association, and Goldman Sachs Lending Partners LLC (each a “New Lender” and collectively, the “New Lenders”), and each New Lender hereby purchases and accepts a portion of the Commitments, Loans and L/C Obligations of the Exiting Lenders such that, after giving effect to this Amendment, (a) each of the Exiting Lenders shall (i) be paid in full for all amounts owing to the Exiting Lenders under the Credit Agreement, (ii) cease to be a Lender under the Credit Agreement or this Amendment and the Loan Documents, and (iii) relinquish its respective rights (provided that it shall still be entitled to any rights of indemnification in respect of any circumstance, event or condition arising prior to the Effective Date) and be released from its obligations under the Credit Agreement, this Amendment and the Loan Documents and (b) the Commitments of the New Lenders shall be as set forth on Schedule 1.1A to this Amendment, and each of the New Lenders shall hereafter have, and does hereby assume, all of the rights and obligations of a Lender under the Credit Agreement, this Amendment and the Loan Documents. Without limiting the foregoing, each of the New Lenders, by its execution of this Amendment, shall be deemed to have accepted and agree to the provisions set forth in the form of Assignment and Assumption attached to the Credit Agreement as Exhibit D and in the Annex 1 attached thereto applicable to the New Lender, as if such provisions were set forth herein, all of which are incorporated herein by this reference. The foregoing assignment, transfer and conveyance is without recourse to any of the Exiting Lenders and without any warranties whatsoever by the Administrative Agent, the Issuing Lenders or each Exiting Lender as to title, enforceability, collectability, documentation or freedom from liens or encumbrances, in whole or in part, other than the warranty of such Exiting Lender that it has not previously sold, transferred, conveyed or encumbered such interests. No fees shall be due by or to any Person in connection with this assignment, all of which are hereby waived by any party entitled to same. Each Exiting Lender is executing this Amendment for the sole purpose of evidencing its agreement to this Section 4 and for no other purpose.
Section 5.Effective Date. Subject to the satisfaction of the conditions set forth in Section 7 hereof, this Amendment shall be effective as of the date of this Amendment (the “Effective Date”).
Section 6.Representations. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders, as follows:
(a)Each of the representations and warranties contained in the Credit Agreement, as amended by this Amendment, or any of the other Loan Documents, is true and correct in all material respects (except any representations and warranties which are qualified by materiality, shall be correct and accurate in all respects) on and as of the date hereof except that Schedule 4.12 to the Credit Agreement should be considered updated to (i) reflect all Subsidiaries added as Guarantors since June 13, 2014 (all of which are signing the Reaffirmation of Guarantee attached hereto as Exhibit B) and (ii) reflect the current list of Joint Ventures as set forth on Exhibit C attached hereto, and except if any such representation or warranty was made
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as of a specific date, then the same shall have been true and correct in all material respects as of such specific date;
(b)As of the date hereof and immediately after giving effect to this Amendment and the actions contemplated hereby, no Default or Event of Default has occurred and is continuing;
(c)Borrower has all necessary corporate power and authority to execute, deliver and perform its obligations under this Amendment; the execution, delivery and performance of this Amendment has been duly authorized by all necessary corporate action on the part of Borrower; and this Amendment has been duly and validly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(d)This Amendment (i) does not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except for such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation, the certificate of incorporation or by-laws of Borrower, or any order of any governmental authority and (iii) will not violate or result in a default under any Contractual Obligation of Borrower; and
(e)    Neither the Borrower nor any Guarantor is an Affected Financial Institution.
Section 7.Conditions to the Effectiveness of this Amendment. It shall be a condition precedent to the effectiveness of this Amendment that each of the following conditions are satisfied:
(a)the parties hereto shall have executed and delivered counterparts of this Amendment to the Administrative Agent;
(b)each Guarantor shall have executed and delivered a Reaffirmation of Amended and Restated Guarantee Agreement, in the form of the Reaffirmation of Guarantee Agreement attached hereto as Exhibit B;
(c)to the extent changed since December 17, 2021, Borrower shall have delivered to the Administrative Agent updated corporate formation and organizational documents of Borrower and Guarantors (certified by Borrower, Guarantors or public officials, as appropriate), including resolutions and incumbency certificates;
(d)Administrative Agent shall have received such opinions with respect to Borrower as Administrative Agent may require concerning the due authorization, execution, delivery and enforceability of this Amendment;
(e)no Default or Event of Default shall exist as of the Effective Date;
(f)Borrower shall have delivered to the Administrative Agent a duly executed Compliance Certificate and a Borrowing Base Certificate, each for the period ending March 31, 2023;
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(g)Borrower shall have delivered to Administrative Agent a copy of the filed Form 10-Q for Borrower and its Subsidiaries for the fiscal quarter ended March 31, 2023;
(h)Borrower shall have delivered to Administrative Agent such other agreements, instruments and documents as Administrative Agent, its counsel or any Lender shall reasonably request;
(i)Borrower shall have paid to the Administrative Agent and the Lenders all fees required to be paid in connection with this Amendment;
(j)Borrower shall have paid to the Administrative Agent all of the Administrative Agent’s reasonable out of pocket costs and expenses, including legal fees, incurred in connection with this Amendment; and
(k)to the extent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, a Beneficial Ownership Certification in relation to Borrower to any requesting Lender.
Section 8.Reaffirmation and Ratification. Borrower hereby: (a) reaffirms, ratifies, confirms, and acknowledges its obligations under the Loan Documents and agrees to continue to be bound thereby and perform thereunder; (b) agrees and acknowledges that all such Loan Documents and all of Borrower’s obligations thereunder are and remain in full force and effect and, except as expressly provided herein, have not been modified; and (c) acknowledges and agrees that to its knowledge it has no defenses, offsets or counterclaims of any kind or nature whatsoever to its obligations under the Loan Documents.
Section 9.Miscellaneous.
(a)GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)Amendments, Etc. The terms of this Amendment may be waived, modified and amended only by an instrument in writing duly executed by Borrower and the Administrative Agent (with any required consent of the Lenders pursuant to the Credit Agreement). Any such waiver, modification or amendment shall be binding upon Borrower, the Administrative Agent and each Lender (including the Swingline Lender and each Issuing Lender).
(c)Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower, the Administrative Agent and the Lenders (including the Swingline Lender and each Issuing Lender).
(d)Captions. The captions and section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
(e)Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed signature page of this Amendment that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart hereof.
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(f)Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
[Signature pages follow.]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
MERITAGE HOMES CORPORATION, as Borrower

By: /s/ Hilla Sferruzza_____________________
Name:    Hilla Sferruzza
Title:    Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signatures continue on the next page.]

MIZUHO BANK, LTD, as assignee from JPMorgan Chase Bank, N.A., as Administrative Agent and as a Class A Lender
By:    /s/ Donna DeMagistris
Name:    Donna DeMagistris
Title:    Executive Director
[Signatures continue on the next page.]

JPMORGAN CHASE BANK, N.A., as a Class A Lender and an Issuing Lender
By:    /s/ Amitkumar Mudaliar
Name:    Amitkumar Mudaliar
Title:    Vice President
[Signatures continue on the next page.]

BANK OF AMERICA, N.A., as a Class A Lender and an Issuing Lender
By:    /s/ Thomas W. Nowak
Name:    Thomas W. Nowak
Title:    Vice President
[Signatures continue on the next page.]

REGIONS BANK, as a Class A Lender and an Issuing Lender
By:    /s/ Daniel Blazei
Name:    Daniel Blazei
Title:    Vice President
[Signatures continue on the next page.]

U.S. BANK NATIONAL ASSOCIATION, as a Class A Lender and an Issuing Lender
By:    /s/ David Prowse
Name:    David Prowse
Title:    Senior Vice President
[Signatures continue on the next page.]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Class A Lender and an Issuing Lender
By:    /s/ Madison Seiter
Name:    Madison Seiter
Title:    Assistant Vice President
[Signatures continue on the next page.]

GOLDMAN SACHS LENDING PARTNERS LLC, as a Class A Lender
By:    /s/ Jonathan Dworkin
Name:    Jonathan Dworkin
Title:    Authorized Signatory
[Signatures continue on the next page.]

PNC BANK, NATIONAL ASSOCIATION, as a Class A Lender
By:    /s/ J. Richard Litton
Name:    J. Richard Litton
Title:    Senior Vice President
[Signatures continue on the next page.]

TEXAS CAPITAL BANK, formerly known as TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Class A Lender
By:    /s/ Danielle E. Poole
Name:    Danielle E. Poole
Title:    Executive Director
[Signatures continue on the next page.]

COMERICA BANK, as a Class A Lender
By:    /s/ Ariel Zeidner
Name:    Ariel Zeidner
Title:    AVP
[Signatures continue on the next page.]

FLAGSTAR BANK, FSB, as a Class A Lender
By:    /s/ Philip Trujillo
Name:    Philip Trujillo
Title:    First Vice President
[Signatures continue on the next page.]

TRUIST BANK, as a Class A Lender and an Issuing Lender
By:    /s/ Ryan Almond
Name:    Ryan Almond
Title:    Director
[Signatures continue on the next page.]

CIBC BANK USA, as an Exiting Lender for the purpose of acknowledging Section 4 herein
By:    /s/ Russell Ruhnke
Name:    Russel Ruhnke
Title:    Managing Director

[Signatures continue on the next page.]

CITIBANK, N.A., as an Exiting Lender for the purpose of acknowledging Section 4 herein
By:    /s/ Michael Vondriska
Name:    Michael Vondriska
Title:    Vice President
[Signatures continue on the next page.]

ROYAL BANK OF CANADA, as an Exiting Lender for the purpose of acknowledging Section 4 herein
By:    /s/ Brian Gross
Name:    Brian Gross
Title:    Authorized Signatory

Schedule 1.1A
Commitments

Lender	Class A or Class B	Commitment
Mizuho Bank, Ltd.	Class A Lender	$85,000,000
Fifth Third Bank, National Association	Class A Lender	$80,000,000
Goldman Sachs Lending Partners LLC	Class A Lender	$80,000,000
PNC Bank, National Association	Class A Lender	$80,000,000
Regions Bank	Class A Lender	$80,000,000
Truist Bank	Class A Lender	$80,000,000
U.S. Bank National Association	Class A Lender	$80,000,000
JPMorgan Chase Bank, N.A.	Class A Lender	$70,000,000
Bank of America, N.A.	Class A Lender	$70,000,000
Texas Capital Bank	Class A Lender	$50,000,000
Comerica Bank	Class A Lender	$40,000,000
Flagstar Bank, FSB	Class A Lender	$40,000,000
TOTAL		835,000,000

Schedule 3.1A
Letter of Credit Commitments

Issuing Lender	Letter of Credit Commitment
JPMorgan Chase Bank, N.A.	$35,000,000
Bank of America, N.A.	$35,000,000
U.S. Bank National Association	$100,000,000
Regions Bank	$40,000,000
Truist Bank	$40,000,000
Fifth Third Bank, National Association	$40,000,000
Total Letter of Credit Commitments	$290,000,000

EXHIBIT A
Modifications to the Credit Agreement

[See attached]

$~~780,000,000~~835,000,000

AMENDED AND RESTATED CREDIT AGREEMENT
among
MERITAGE HOMES CORPORATION, as Borrower,
and
The Several Lenders from Time to Time Parties Hereto,
and
~~JPMORGAN CHASE~~MIZUHO BANK, ~~N.A.~~LTD,
as ~~Swingline Lender, Issuing Lender, and~~ Administrative Agent
and
~~CITIBANK, N.A.,~~
~~as Syndication Agent~~
~~and~~
MIZUHO BANK, LTD., JPMORGAN CHASE BANK, N.A., BANK OF AMERICA, N.A., PNC CAPITAL MARKETS, LLC, ~~ROYAL BANK OF CANADA,~~ U.S. BANK NATIONAL ASSOCIATION, ~~MIZUHO BANK, LTD.,~~ TRUIST BANK, REGIONS BANK, ~~and~~ TEXAS CAPITAL BANK, FORMERLY KNOWN AS TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, FIFTH THIRD BANK, NATIONAL ASSOCIATION, and GOLDMAN SACHS LENDING PARTNERS LLC
as Documentation Agents

Dated as of ~~December 17~~June 2, ~~2021~~2023

MIZUHO BANK, LTD., JPMORGAN CHASE BANK, N.A., ~~CITIBANK, N.A.,~~ BOFA SECURITIES, INC., PNC CAPITAL MARKETS, LLC, ~~ROYAL BANK OF CANADA,~~ U.S. BANK NATIONAL ASSOCIATION, ~~MIZUHO BANK, LTD.,~~ TRUIST BANK ~~and~~, REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK, A DIVISION OF REGIONS BANK, FIFTH THIRD BANK, NATIONAL ASSOCIATION, and GOLDMAN SACHS LENDING PARTNERS LLC
as Joint Lead Bookrunners,
and
MIZUHO BANK, LTD., JPMORGAN CHASE BANK, N.A., ~~CITIBANK, N.A.,~~ BOFA SECURITIES, INC., PNC CAPITAL MARKETS, LLC, ~~ROYAL BANK OF CANADA,~~ U.S. BANK NATIONAL ASSOCIATION, ~~MIZUHO BANK, LTD.,~~ TRUIST BANK ~~and~~, REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK, FIFTH THIRD BANK, NATIONAL ASSOCIATION, and GOLDMAN SACHS LENDING PARTNERS LLC

as Joint Lead Arrangers

TABLE OF CONTENTS
Page
SECTION 1.    DEFINITIONS    1
1.1    Defined Terms    1
1.2    Other Definitional Provisions    31
1.4    Interest Rates; Notification    32
SECTION 2.    AMOUNT AND TERMS OF COMMITMENTS    33
2.1    Commitments    33
2.2    Procedure for Revolving Loan Borrowing    34
2.3    ~~Swingline Commitment~~[Reserved]    34
2.4    ~~Procedure for Swingline Borrowing; Refunding of Swingline Loans.~~[Reserved]    35
2.5    Commitment Fees, etc.    36
2.6    Termination or Reduction of Commitments    36
2.7    Optional Prepayments    37
2.8    Mandatory Prepayments    37
2.9    Conversion and Continuation Options.    37
2.10    Limitations on Tranches    38
2.11    Interest Rates and Payment Dates.    38
2.12    Computation of Interest and Fees.    38
2.13    Inability to Determine Interest Rate    39
2.14    Pro Rata Treatment and Payments.    41
2.15    Requirements of Law.    42
2.16    Taxes.    43
2.17    Indemnity    46
2.18    Change of Lending Office    46
2.19    Replacement of Lenders    47
2.20    Defaulting Lenders    47
2.21    Increase in Commitments    50
SECTION 3.    LETTERS OF CREDIT    50
3.1    L/C Commitment.    50
3.2    Procedure for Issuance of ~~Letter~~leLetter of Credit    52
3.3    Fees and Other Charges.    52
3.4    L/C Participations.    52
3.5    Reimbursement Obligation of the Borrower    53
3.6    Obligations Absolute    53

3.7    Letter of Credit Payments    54
3.8    Applications    54
3.9    Cash Collateral.    54
SECTION 4.    REPRESENTATIONS AND WARRANTIES    55
4.1    Financial Statement    55
4.2    No Material Adverse Change    55
4.3    Organization, Powers, and Capital Stock    55
4.4    Authorization; and Validity of this Agreement; Consents; etc.    55
4.5    Compliance with Laws and Other Requirements    56
4.6    Litigation    57
4.7    No Default    57
4.8    Title to Properties    57
4.9    Tax Liability    57
4.10    Regulations U and X; Investment Company Act.    57
4.11    ERISA Compliance    58
4.12    Subsidiaries; Joint Ventures    58
4.13    Environmental Compliance    59
4.14    No Misrepresentation    59
4.15    Solvent    59
4.16    Foreign Direct Investment Regulations    59
4.17    Relationship of the Loan Parties    59
4.18    Insurance    59
4.19    Foreign Asset Control Regulations    59
4.20    Intellectual Property; Licenses, Etc.    60
4.21    Subordinated Debt..    60
4.22    Anti-Corruption Laws and Sanctions..    60
SECTION 5.    CONDITIONS PRECEDENT    60
5.1    Conditions to Initial Extension of Credit    60
5.2    Conditions to Each Extension of Credit    61
SECTION 6.    AFFIRMATIVE COVENANTS    62
6.1    Reporting Requirements    62
6.2    Payment of Taxes and Other Potential Liens    64
6.3    Preservation of Existence    64
6.4    Maintenance of Properties    65
6.5    Access to Premises and Books    65
6.6    Notices    65

6.7    Addition and Removal of Guarantors    65
6.8    Compliance with Laws and Other Requirements    66
6.9    Use of Proceeds    66
SECTION 7.    NEGATIVE COVENANTS    66
7.1    Financial Condition Covenants. Borrower shall not,    66
7.2    Liens and Encumbrances    66
7.3    Limitation on Fundamental Changes    66
7.4    Permitted Investments    68
7.5    No Margin Stock    68
7.6    Burdensome Agreements    68
7.7    Intentionally omitted.    69
7.8    Prepayment of Indebtedness    69
7.9    Pension Plan    69
7.10    Transactions with Affiliates    69
7.11    Foreign Assets Control Regulations    69
SECTION 8.    EVENTS OF DEFAULT; REMEDIES    69
SECTION 9.    THE AGENTS    72
9.1    Appointment    72
9.2    Delegation of Duties    72
9.3    Exculpatory Provisions    72
9.4    Reliance by Administrative Agent    73
9.5    Notice of Default    73
9.6    Non-Reliance on Administrative Agent and Other Lenders    73
9.7    Indemnification    74
9.8    Administrative Agent in Its Individual Capacity    74
9.9    Successor Administrative Agent    74
9.10    Documentation Agent ~~and Syndication Agent~~    75
SECTION 10.    MISCELLANEOUS    76
10.1    Amendments and Waivers    76
10.2    Notices    77
10.3    No Waiver; Cumulative Remedies    78
10.4    Survival of Representations and Warranties    79
10.5    Payment of Expenses and Taxes    79
10.6    Successors and Assigns; Participations and Assignments.    80
10.7    Adjustments; Set-off.    83
10.8    Counterparts    83

10.9    Severability    84
10.10    Integration    85
10.11    GOVERNING LAW    85
10.12    Submission To Jurisdiction; Waivers    85
10.13    Acknowledgements    85
10.14    Releases of Guarantees    86
10.15    Confidentiality    86
10.16    WAIVERS OF JURY TRIAL    87
10.17    USA Patriot Act    87

SCHEDULES:
1.1A    Commitments
1.1B    Existing Liens
1.1C    Initial Guarantors
3.1    Existing LCs
3.1A    Letter of Credit Commitments
4.12    Subsidiaries
4.21    Subordinated Debt
6.1(f)    Format of Joint Venture Reporting
7.4    Existing Investments

EXHIBITS:
A    Form of Guarantee Agreement
B    Form of Compliance Certificate
C    Form of Borrowing Base Certificate
D    Form of Assignment and Assumption
E    Form of New Lender Supplement
F    Form of Legal Opinion
G    Form of Exemption Certificates

AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of ~~December 17~~June 2, ~~2021~~2023, among MERITAGE HOMES CORPORATION, a Maryland corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), and ~~JPMORGAN CHASE BANK~~MIZUHO BANK, LTD., as assignee from JPMorgan Chase Bank, N.A., as ~~Swingline Lender, Issuing Lender and~~ Administrative Agent (each as hereinafter defined), and MIZUHO BANK, LTD., JPMORGAN CHASE BANK, N.A., BANK OF AMERICA, N.A., PNC CAPITAL MARKETS, LLC, ~~ROYAL BANK OF CANADA,~~ U.S. BANK NATIONAL ASSOCIATION, ~~MIZUHO BANK, LTD.,~~ TRUIST BANK, REGIONS BANK, ~~and~~ TEXAS CAPITAL BANK, FORMERLY KNOWN AS TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, FIFTH THIRD BANK, NATIONAL ASSOCIATION, and GOLDMAN SACHS LENDING PARTNERS LLC, as documentation agents (in such capacity, the “Documentation Agents”) ~~and CITIBANK, N.A., as syndication agent (in such capacity, the “Syndication Agent”)~~.
Borrower, various lenders and JPMorgan Chase Bank, N.A., as original administrative agent for such lenders are parties to that certain Credit Agreement dated as of July 24, 2012 (as amended, supplement or otherwise modified through the date hereof, the “Original Credit Agreement”). Administrative Agent, the Lenders and Borrower now desire to amend and restate the Original Credit Agreement in its entirety in accordance with the terms and provisions contained herein.
The parties hereto hereby agree as follows:
SECTION 1.DEFINITIONS
1.1 Defined Terms
. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time (on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.13(b)), then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the ABR as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.
~~“Additional Available Liquidity” means the amount that the Minimum Liquidity Amount exceeds the sum of (x) Unrestricted Cash minus (y) $5,000,000, but not less than zero.~~
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent”: Mizuho Bank Ltd., as assignee from JPMorgan Chase Bank, N.A., pursuant to that certain Omnibus Assignment dated as of June 2, 2023, together with its affiliates, successors and assigns, in its capacity as the administrative agent for the Lenders under this Agreement and the other Loan Documents, and not in its individual capacity as a Lender.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate”: as to any Person, any Person (a) which directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with such Person, or (b) which directly, or indirectly through one or more intermediaries, owns beneficially or of record twenty percent (20%) or more of the Voting Stock of such Person.
“Agent Indemnitee”: as defined in Section 9.7.
“Agreement”: as defined in the preamble hereto.
“Ancillary Document” has the meaning assigned to it in Section 10.8.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Anti-Terrorism Order”: means Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism).
“Applicable Margin”: means, for each Type of Loan, the rate per annum set forth in the pricing grid below:

Leverage Ratio	Applicable Margin for Term Benchmark and RFR Loans	Applicable Margin for ABR Loans	Commitment Fee Rate
≤35%	1.25%	0.25%	0.15%
≤40%	1.375%	0.375%	0.20%
≤45%	1.50%	0.50%	0.25%
≤50%	1.625%	0.625%	0.30%
>50%	1.75%	0.75%	0.30%

“Application”: an application, in such customary form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.
“Approved Electronic Platform”: as defined in Section 9.8.
“Approved Fund”: any entity that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers”: collectively, Mizuho Bank, Ltd., JPMorgan Chase Bank, N.A., ~~Citibank, N.A.,~~ BofA Securities, Inc., PNC Capital Markets, LLC, ~~Royal Bank Of Canada,~~ U.S. Bank National Association, ~~Mizuho Bank, Ltd.,~~ Truist Bank ~~and~~, Regions Capital Markets, a Division of Regions Bank, Fifth Third Bank, National Association, and Goldman Sachs Lending Partners LLC.
“Assignee”: as defined in Section 10.6(b).
“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit D.
“Authorized Financial Officer”: any of the chief financial officer, treasurer, assistant treasurer or controller of the Borrower.
“Available Commitment”: as to any Class A Lender, such Lender’s Class A Available Commitment and, as to any Class B Lender, such Lender’s Class B Available Commitment.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.13.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Basel III”: the third of the so-called Basel Accords issued by the Basel Committee on Banking Supervision.
“Benchmark” means, initially, with respect to any (i) RFR Loan, the Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable

Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.13.
“Benchmark Replacement” means, for any Available Tenor:
the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities in the United States at such time and (b) the related Benchmark Replacement Adjustment;
If the Benchmark Replacement as determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides in its reasonable discretion is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such

Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Benefitted Lender”: as defined in Section 10.7(a).
“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower”: as defined in the preamble hereto.
“Borrowing Base”: as of any date, an amount calculated as follows:

(a)100% of Unrestricted Cash ~~to the extent it exceeds the Required Liquidity~~; plus

(b)100% of the amount of Escrow Proceeds Receivable; plus

(c)90% of the book value of Units Under Contract; plus

(d)85% of the book value of Units Under Construction; plus

(e)subject to the limitations set forth below, 85% of the book value of Speculative Units (other than Model Units); plus

(f)85% of the book value of Model Units; plus

(g)65% of the book value of Finished Lots; plus

(h)65% of the book value of Lots Under Development; plus

(i)subject to the limitation set forth below, 50% of the book value of Entitled Land that is not included in the Borrowing Base clauses (a) through (h).

Notwithstanding the foregoing:

(i) the advance rate for Speculative Units (other than Model Units) shall decrease to 0% for any Unit that has been a Speculative Unit for 540 days or more; and

(ii) the Borrowing Base shall not include any amount under clause (i) under the Borrowing Base to the extent that such amount exceeds 25% of the total Borrowing Base.

“Borrowing Base Availability”: as of any date, the lesser of (a) the Commitments and (b) the Borrowing Base calculated in the most recently delivered Borrowing Base Certificate minus the Borrowing Base Debt on such date.

“Borrowing Base Certificate”: a certificate duly executed by an Authorized Financial Officer substantially in the form of Exhibit C.

“Borrowing Base Debt”: as of any date, the Consolidated Debt minus Subordinated Debt due greater than one year.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.
“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Chicago are authorized or required by law to close.

“Capital Stock”: any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of any Person, including any preferred stock, but excluding any debt securities convertible into such equity.
“Capitalized Lease”: of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Capitalized Lease Obligations”: any obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
“Cash Collateralize”: to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents”: (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) short term certificates of deposit and time deposits, which mature within eighteen (18) months from the date of issuance and which are maintained with a Lender, a domestic commercial bank having capital and surplus in excess of $100,000,000, or are fully insured by the FDIC, including, for the avoidance of doubt, investments placed through the CDARS and ICS deposit placement program, and (v) money market funds substantially all the assets of which are described in the preceding clauses.
“CDARS”: the Certificate of Deposit Account Registry Service.
“Change of Control”: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.
“Change in Status”: an event that results in a Subsidiary that was a Guarantor, for legitimate business reasons, ceasing to have an obligation under this Agreement to be a Guarantor.
“Class”: when used in reference to any Revolving Loan, refers to whether such Revolving Loan is a Class A Revolving Loan or Class B Revolving Loan; when used in reference to any Commitment, refers to whether such Commitment is a Class A Commitment or Class B Commitment; and, when used in reference to any Lender, refers to whether such Lender is a Class A Lender or a Class B Lender.
“Class A Available Commitment”: as to any Class A Lender at any time, an amount equal to the excess, if any, of (a) such Class A Lender’s Commitment then in effect over (b) such Class A Lender’s Percentage Interest of the Outstanding Amount.
“Class A Commitment”: as to any Class A Lender, the obligation of such Class A Lender, if any, to make Class A Revolving Loans and participate in ~~Swingline Loans and~~ Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Commitment” opposite such Class A Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Class A Commitments is $~~780,000,000~~835,000,000.

“Class A Commitment Period”: the period from and including the Closing Date to the Class A Termination Date.
“Class A Lender”: any Lender that holds a Class A Commitment.
“Class A Revolving Loan”: each Revolving Loan made by a Class A Lender.
“Class A Termination Date”: ~~December 22~~June 2, ~~2026~~2028, subject, however, to earlier termination of the Total Commitment pursuant of the terms of this Agreement.
“Class B Available Commitment”: as to any Class B Lender at any time, an amount equal to the excess, if any, of (a) such Class B Lender’s Commitment then in effect over (b) such Class B Lender’s Percentage Interest of the Outstanding Amount.
“Class B Commitment”: as to any Class B Lender, the obligation of such Class B Lender, if any, to make Class B Revolving Loans and participate in ~~Swingline Loans and~~ Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Commitment” opposite such Class B Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Class B Commitments is $60,000,000.
“Class B Commitment Period”: the period from and including the Closing Date to the Class B Termination Date.
“Class B Lender”: any Lender that holds a Class B Commitment.
“Class B Revolving Loan”: each Revolving Loan made by a Class B Lender.
“Class B Termination Date”: July 9, 2019, subject, however, to earlier termination of the Total Commitment pursuant of the terms of this Agreement.
“Closing Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is June 13, 2014.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code”: the Internal Revenue Code of 1986, as amended from time to time.
“Commitment”: with respect to each Class A Lender, such Class A Lender’s Class A Commitment and with respect to each Class B Lender, such Class B Lender’s Class B Commitment. The original amount of the Total Commitment is $~~780,000,000~~835,000,000.
“Commitment Period”: as the context may require, the Class A Commitment Period or the Class B Commitment Period.
“Commitment Fee Rate”: the rate per annum as set forth in the fee rate grid set forth above in the definition of “Applicable Margin”.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

“Competitor”: any Person that is itself, or is owned or Controlled by, (i) a Homebuilder or (ii) engaged primarily in the business of investing in distressed real estate and not a banking institution, life insurance company, or other similar financial institution that ordinarily is engaged in the business of making real estate loans in the ordinary course of business.
“Completed Unit”: a Unit as to which either (or both) of the following has occurred: (a) a notice of completion has been filed or recorded in the appropriate real estate records; or (b) all necessary construction has been completed in order to obtain a certificate of occupancy (whether or not such certificate of occupancy has actually been obtained), or if a notice of completion or certificate of occupancy is not required to be provided to, or issued by, the applicable jurisdiction, respectively, the Unit is otherwise ready for occupancy in accordance with applicable law.
“Compliance Certificate”: a certificate duly executed by an Authorized Financial Officer substantially in the form of Exhibit B.
“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Debt”: at any date, without duplication (a) all funded debt of the Loan Parties and their Subsidiaries determined on a consolidated basis; plus (b) funded debt of Joint Ventures that are Subsidiaries with recourse to Borrower or any Loan Party plus (c) the sum of (i) all reimbursement obligations with respect to drawn Performance Letters of Credit (excluding any portion of the actual or potential reimbursement obligations that are secured by cash collateral) and (ii) all reimbursement obligations with respect to drawn Financial Letters of Credit (excluding any portion of the actual or potential reimbursement obligations that are secured by cash collateral) and, without duplication, the maximum amount available to be drawn under all undrawn Financial Letters of Credit (excluding any portion of the actual or potential reimbursement obligations that are secured by cash collateral), in each case issued for the account of, or guaranteed by, any Loan Party or any of their Subsidiaries; plus (d) all guarantees of the Loan Parties or their Subsidiaries of funded debt of third parties; provided, however, except as provided above in this definition with respect to Financial Letters of Credit, in the case of any Contingent Obligation only amounts due and payable at the time of determination will be included in the calculation of Consolidated Debt; and plus (e) all Hedging Obligations of the Loan Parties and their Subsidiaries, excluding other Indebtedness of a Loan Party to another Loan Party, but, for the avoidance of doubt, Consolidated Debt will not include Capitalized Lease Obligations or liabilities relating to real estate not owned as determined under GAAP.
“Consolidated EBITDA”: for any period, (a) the Consolidated Net Income of the Loan Parties and their Subsidiaries plus (b) to the extent deducted from revenues in determining Consolidated Net Income of the Loan Parties and their Subsidiaries: (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) non-cash (including impairment) charges, (vi) extraordinary losses, and (vii) loss on early extinguishment of indebtedness, minus (c) to the extent added to revenues in determining Consolidated Net Income, non cash gains and extraordinary gains (including for the avoidance of doubt, gains relating to the release of any tax valuation asset reserves and gains on early extinguishment of indebtedness); provided, however, that the Consolidated EBITDA of the Subsidiaries shall only be included in the amount of the Loan Parties’ pro-rata share of interest.
“Consolidated Interest Expense”: for any period, the consolidated interest expense and capitalized interest and other charges amortized to cost of sales of Loan Parties and their Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Incurred”: for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of interest (excluding interest of a Loan Party to another Loan Party) incurred, whether such interest was expensed or capitalized, paid, accrued, or scheduled to be paid or accrued during such period by any of the Loan Parties and their Subsidiaries during such period, including (a) the interest portion of all deferred payment obligations, and (b) all commissions, discounts, and other fees and charges (excluding premiums) owed with respect to bankers’ acceptances and letter of credit financings (including, without limitation, letter of credit fees)

and Hedging Obligations, in each case to the extent attributable to such period; provided, however, that the Consolidated Interest Incurred of the Subsidiaries shall only be included in the amount of the Loan Parties’ pro-rata share of interest. For purposes of this definition, interest on Capital Leases shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capital Leases in accordance with GAAP.
“Consolidated Net Income”: for any period, the net income (or loss) attributable to Loan Parties and their Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Tangible Net Worth”: at any date, the consolidated stockholders equity, less Intangible Assets, of the Loan Parties and their Subsidiaries determined in accordance with GAAP on a consolidated basis, all determined as of such date.
“Contingent Obligation”: any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the monetary obligation or monetary liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract, “put” agreement or other similar arrangement.
“Contractual Obligation”: any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Debtor Relief Law” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default”: any event or circumstance that, with the giving of notice or passage of time, or both, would become an Event of Default.
“Defaulting Lender”: subject to Section 2.20(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender~~, any Swingline Lender~~  or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit ~~or Swingline Loans~~) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing ~~Lender or Swingline~~ Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender (each such event in this clause (d), a “Bankruptcy Event”), or (e) has become the subject of a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender~~, each Swingline Lender~~  and each Lender.
“Designated Subsidiary”: as of any date, each Subsidiary designated by Borrower as an Unrestricted Subsidiary in accordance with this Agreement. As of the Closing Date, Buckeye Land, L.L.C., Arcadia Ranch L.L.C. and Sundance Buckeye, LLC are designated as Designated Subsidiaries.
“Dividing Person” has the meaning assigned to it in the definition of “Division”.
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Documentation Agent”: collectively, Bank of America, N.A., PNC Capital Markets, LLC, Royal Bank Of Canada, U.S. Bank National Association, and Mizuho Bank, Ltd.
“Dollars” and “$”: dollars in lawful currency of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee”: any of (i) a Lender or a Lender Affiliate, (ii) a commercial bank organized under the laws of the United States, or any State thereof, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of OECD; (iv) a life insurance company organized under the laws of any State of the United States, or organized under the laws of any country and licensed as a life insurer by any State within the United States and having admitted assets of at least $1,000,000,000; (v) a nationally or internationally recognized investment banking company or other financial institution in the business of making, investing in or purchasing loans, or an Affiliate thereof organized under the laws of any State of the United States or any other country which is a member of OECD, and licensed or qualified to conduct such business under the laws of any such State and having (1) total assets of at least $1,000,000,000 and (2) a net worth of at least $250,000,000; or (vi) an Approved Fund. Notwithstanding the foregoing, (a) in no event shall a Defaulting Lender or its Lender Parent be deemed to be an Eligible Assignee, and (b) “Eligible Assignee” shall not include Borrower, any of Borrower’s Affiliates or a Competitor.
“Entitled Land”: means Qualified Real Property Inventory comprised of land where all requisite zoning requirements and land use requirements have been satisfied, and all requisite approvals have been obtained from all applicable governmental authorities (other than approvals which are simply ministerial and non-discretionary in nature or otherwise not material) in order to develop the land as a residential housing project.
“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate”: any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event”: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“Escrow Proceeds Receivable” shall mean funds due to the Borrower or any Guarantor held in escrow following the sale and conveyance of title of a Unit to a buyer.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default”: any of the events specified in Section 8.
“Exchange Act”: the Securities Exchange Act of 1934, as amended.
“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans, any Letter of Credit or Commitments pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loans, any Letter of Credit or Commitments (other than pursuant to an assignment request by the Borrower under Section 2.19) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(e) or Section 2.16(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“Existing LCs”: as defined in Section 3.1.
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FDIC”: the Federal Deposit Insurance Corporation.
“Federal Funds Effective Rate”: means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as shall be set forth on the NYRFB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Financial Letter of Credit”: a letter of credit that is not a Performance Letter of Credit.

“Financial Services Subsidiary”: a Subsidiary engaged exclusively in mortgage banking (including mortgage origination, loan servicing, mortgage broker and title and escrow businesses), master servicing and related activities, including, without limitation, a Subsidiary which facilitates the financing of mortgage loans and mortgage-backed securities and the securitization of mortgage-backed bonds and other activities ancillary thereto.

“Finished Lots”: Entitled Land with respect to which (a) development has been completed to such an extent that permits to allow use and construction, including building, sanitary sewer and water, are entitled to be obtained for a Unit on such Entitled Land and (b) start of construction has not occurred.

“Floor”: shall be zero percent (0.0%).

“Fronting Exposure”: at any time there is a Defaulting Lender, ~~(a)~~ with respect to any Issuing Lender, such Defaulting Lender’s Percentage Interest of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof~~, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Percentage Interest of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.~~.
“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.
“GAAP”: generally accepted accounting principles in the United States of America as in effect at the time any determination is made or financial statement is required hereunder as promulgated by the American Institute of Certified Public Accountants, the Accounting Principles Board, the Financial Accounting Standards Board or any other body existing from time to time which is authorized to establish or interpret such principles, applied on a consistent basis throughout any applicable period, subject to any change required by a change in GAAP provided, however, that if any change in generally accepted accounting principles from those applied in preparing the financial statements referred to in Section 4.1 affects the calculation of any financial covenant contained herein, (i) Borrower, the Lenders and Administrative Agent hereby agree to make such amendments hereto to the effect that each such financial covenant is not more or less restrictive than such covenant as in effect on the date hereof using generally accepted accounting principles consistent with those reflected in such financial statements, and (ii) pending the effectiveness of such amendment, Borrower shall not be in Default hereunder if, solely as a result of such change in generally accepted accounting principles, Borrower is not in compliance with any financial covenant contained herein.
“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Guarantee Agreement”: the Guarantee Agreement to be executed and delivered by each Guarantor, substantially in the form of Exhibit A.
“Guarantors”: each Subsidiary of Borrower except Unrestricted Subsidiaries. The initial Guarantors are indicated on Schedule 1.1C to this Agreement.
“Hazardous Substances”: all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Obligations”: of a Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), (a) under any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities, or exchange transaction, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.
“Homebuilder”: any Person that is listed on the most recent Builder 100 list published by Builder magazine, ranked by revenues or closings (or if such list is no longer published, identified in such other published list or through such other means as is mutually agreed by the Administrative Agent and the Borrower) or any Affiliate of such Person.
“ICS”: Insured Cash Sweep.
“Increased Facility Closing Date”: as defined in Section 2.21.
“Indebtedness”: of any Person at any date, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such Person, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors (but specifically excluding from such exception the deferred purchase price of Real Property Inventory), (iv) evidenced by bankers’ acceptances, (v) consisting of obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, except Liens described in clauses (b)-(e), (g), (j) and (l) of the definition of” Permitted Liens”, so long as the obligations secured thereby are not more than sixty (60) days delinquent, (vi) consisting of Capitalized Lease Obligations (including any Capitalized Leases entered into as a part of a sale/leaseback transaction), (vii) consisting of liabilities and obligations under any receivable sales transactions, (viii) consisting of a Financial Letter of Credit (but excluding Performance Letters of Credit or performance or surety bonds) or a reimbursement obligation of such Person with respect to any Financial Letter of Credit (but excluding Performance Letters of Credit or performance or surety bonds), (ix) consisting of Hedging Obligations, (x) consisting of Off-Balance Sheet Liabilities or (xi) consisting of Contingent Obligations; and (b) obligations of such Person to purchase Securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property.
“Indemnified Liabilities”: as defined in Section 10.5.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.
“Indemnitee”: as defined in Section 10.5.
“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges and unamortized debt discount.
~~“Interest Coverage Ratio”: as of any date, for the applicable period of the four quarters then ended, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Incurred.~~
“Interest Payment Date”: (a) as to any ABR Loan ~~(other than any Swingline Loan)~~, the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Term Benchmark Loan the last day of each Interest Period applicable to the borrowing of which such Loan is a part and, in the case of an Interest Period of more than three months’ duration, each day that is prior to the last day of such Interest

Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Class A Termination Date, (c) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Class A Termination Date, and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan ~~and any Swingline Loan~~), the date of any repayment or prepayment made in respect thereof ~~and (e) as to any Swingline Loan, the day that such Loan is required to be repaid~~.
“Interest Period”: as to any Term Benchmark Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Term Benchmark Loan and ending one, three or six months thereafter (or, such other period as may be agreed to by all Lenders), as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Term Benchmark Loan and ending one, three or six months thereafter (or, such other period as may be agreed to by all Lenders), as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is two (2) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:
(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(ii) the Borrower may not select an Interest Period that would extend beyond the Class A Termination Date with respect to Class A Revolving Loans or the Class B Termination Date with respect to Class B Revolving Loans;
(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and
(iv) no tenor that has been removed from this definition pursuant to Section 2.13(e) shall be available for specification in such borrowing request or Interest Period request.
“Investment”: (a) the purchase or other acquisition of capital stock or other securities of another Person (including as a Division Successor pursuant to a Division of any Person that was not a wholly owned Subsidiary prior to such Division), (b) a loan, advance, extension of credit (by way of guaranty or otherwise) or capital contribution to another Person or (c) the purchase or other acquisition of assets of another Person that constitute a business unit. For purposes hereof, the book value of any Investment shall be calculated in accordance with GAAP.
“IP Rights”: as defined in Section 4.20.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Issuance Date”: the date of issuance of a Letter of Credit by an Issuing Lender.
“Issuing Lender”: JPMorgan Chase Bank, N.A., Bank of America, N.A., U.S. Bank, National Association, Regions Bank ~~and~~, Truist Bank and Fifth Third Bank, National Association, each in its capacity as issuer of any Letter of Credit and any other Lender approved by the Administrative Agent and the Borrower that has agreed in its sole discretion to act as an “Issuing Lender” hereunder, or any of their respective affiliates, in each case in its capacity as issuer of any Letter of Credit. Each reference herein to “the Issuing Lender” shall be deemed to be a reference to the relevant Issuing Lender.

“Joint Venture”: a joint venture (whether in the form of a corporation, a partnership, limited liability company or otherwise) (a) to which the Borrower or any other Loan Party is or becomes a party (other than tenancies in common), (b) whether or not Borrower is required to consolidate the joint venture in its financial statements in accordance with GAAP, and (c) in which the Borrower or any other Loan Party has or will have a total investment exceeding $250,000 or which has total assets plus contingent liabilities exceeding $1,000,000. For the purposes of this definition, the Borrower’s or other Loan Party’s investment in a joint venture shall be deemed to include any Capital Stock of the joint venture owned by the Borrower or such Loan Party, any loans or advances to the Borrower or such Loan Party from the joint venture, any contractual commitment, arrangement or other agreement by the Borrower or such Loan Party to provide funds or credit to the joint venture.

“L/C Commitment”: up to ~~$390,000,000,~~100% of the Total Commitment, provided, however, that it is acknowledged and agreed that notwithstanding the foregoing maximum L/C Commitment, as of ~~December 17~~June 2, ~~2021~~2023, the aggregate amount of Issuing Lender Letter of Credit Commitments set forth on Schedule 3.1A is $~~325,000,000~~290,000,000, and the foregoing maximum L/C Commitment is subject to the consent by one or more Issuing Lenders to increase its Letter of Credit Commitment by an amount, which when added to the Letter of Credit Commitments of all the Issuing Lenders as of ~~December 17~~June 2, ~~2021~~2023, does not exceed the maximum ~~L/C~~Total Commitment ~~of $390,000,000~~; provided, further, however, that the maximum L/C Commitment automatically shall be increased by an amount equal to ~~fifty percent (50%) of each dollar~~the increase by which the Total Commitments have been increased in accordance with Section 2.21, provided that one or more Issuing Lenders consents to increase its Letter of Credit Commitment by such increased amount and, if one or more Issuing Lenders consents to increase its Letter of Credit Commitment by an amount less than such increased amount, then only the total amount of such aggregate increased Letter of Credit Commitment amount. The L/C Commitment is part of, and not in addition to, the Total Commitment.
“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“L/C Participants”: the collective reference to all the Lenders other than the Issuing Lender.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” has the meaning assigned to it in Section 10.3.
“Lenders”: as defined in the preamble hereto ~~and, as the context requires, includes the Swingline Lender~~.
“Letter of Credit Commitment”: with respect to each Issuing Lender, the commitment of such Issuing Lender to issue Letters of Credit hereunder, which shall not be less than 50% of such Issuing Lender’s Commitment. The initial amount of each Issuing Lender’s Letter of Credit Commitment is set forth on Schedule 3.1A, or if an Issuing Lender has entered into an Assignment and Assumption, the amount set forth for such Issuing Lender as its Letter of Credit Commitment in the Register maintained by the Administrative Agent.
“Letters of Credit”: as defined in Section 3.1(a).
“Leverage Ratio”: the ratio, as of any date, of (a) Consolidated Debt ~~plus Additional Available Liquidity~~ minus, Unrestricted Cash, ~~to the extent Unrestricted Cash exceeds the Required Liquidity,~~ divided by (b) Consolidated Debt plus Consolidated Tangible Net Worth ~~plus Additional Available Liquidity; provided, however, the additions in the Leverage Ratio formula defined above for Additional Available Liquidity shall only be included (in the numerator and the denominator) when the Borrower is not in compliance with the Interest Coverage Ratio (i.e., when the Borrower is using non-cash Borrowing Base Availability to satisfy the Minimum Liquidity test in Section 7.1(b)).~~.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien”: any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, encumbrance, lien (statutory or other), preference, priority or other security agreement or similar preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the authorized filing by or against a Person of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction).  For the avoidance of doubt, a restriction, covenant, easement, right of way, or similar encumbrance affecting any interest in real property owned by any Loan Party and which does not secure an obligation to pay money is not a Lien.
~~“Liquidity”: at any time, the sum of (i) all Unrestricted Cash held by the Loan Parties and their consolidated Subsidiaries and (ii) the Revolver Availability.~~
“LLC”: means any Person that is a limited liability company under the laws of its jurisdiction of formation
“Loan”: any Revolving Loan made by any Lender ~~or Swingline Loan made by the Swingline Lender~~ pursuant to this Agreement.
“Loan Documents”: this Agreement, the Guarantee Agreement, the Notes, applications in connection with the issuance of Letters of Credit and any amendment, waiver, supplement or other modification to any of the foregoing.
“Loan Parties”: as of any date, collectively, the Borrower and the Guarantors. A “Loan Party” shall mean, the Borrower or any Guarantor, individually.
“Lots Under Development”: Entitled Land where physical site improvement has commenced but which is not a Finished Lot, Unit Under Construction, Completed Unit, Model Unit or Unit Under Contract.

“Material Adverse Effect”: since the date of the audited financial statements most recently delivered prior to the Closing Date: (a) a change, event or circumstance that could reasonably be expected to result in a material adverse effect on the financial condition of Loan Parties and their Subsidiaries, taken as a whole; (b) a material impairment of the ability of Borrower or any other Loan Party to perform its payment or other material obligations under any loan document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect, or enforceability against Borrower or any other Loan Party of any material obligations of Borrower or any other Loan Party under any loan document to which it is a party.

“Minimum Collateral Amount”: at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of all

Issuing Lenders with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Lenders in their sole discretion.

~~“Minimum Liquidity Amount”: as defined in Section 7.1(b).~~

“Model Unit”: a Completed Unit to be used as a model home in connection with the sale of Units in a residential housing project.

“Multiemployer Plan”: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“New Lender”: as defined in Section 2.21.
“New Lender Supplement”: as defined in Section 2.21.
“Non-Recourse Indebtedness”: Indebtedness of a Loan Party for which its liability is limited to the Real Property Inventory upon which it grants a Lien to the holder of such Indebtedness as security for such Indebtedness (including, in the case of Indebtedness of a Subsidiary that holds title to Real Property Inventory, liability of that Subsidiary and liabilities secured by a pledge of the equity interests of such Subsidiary (if such Real Property Inventory constitutes all or substantially all the assets of such Subsidiary).
“Non-U.S. Lender”: as defined in Section 2.16(f)(ii).
“Notes”: the collective reference to any promissory note evidencing Loans.
“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations”: all advances to, and debts, liabilities and obligations of, Borrower and Guarantors arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower or any Guarantor or any Affiliate thereof of any proceeding under any bankruptcy or insolvency naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OECD”: the Organization of Economic Cooperation and Development.
“Off-Balance Sheet Liabilities”: (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (b) any liability of such Person or any of its Subsidiaries under any financing lease, any synthetic lease (under which all or a portion of the rent payments made by the lessee are treated, for tax purposes, as payments of interest, notwithstanding that the lease may constitute an operating lease under GAAP) or any other similar lease transaction, or (c) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing and which has an actual or implied interest component but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.
“Original Credit Agreement”: as defined in the preamble hereto.
“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).
“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“Outstanding Amount”: as of any date, the aggregate principal amount of Loans outstanding after giving effect to any borrowings, repayments and prepayments on such date plus the amount of LC Obligations outstanding on such date after giving effect to any issuance or reimbursements made on such date.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Participant”: as defined in Section 10.6(c).
“Participant Register”: as defined in Section 10.6(c).
“Payment”: as defined in Section 9.13.
“Payment Notice”: as defined in Section 9.13.
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Pension Plan”: any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Percentage Interest”: as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding; provided, that, in the event that the Loans are paid in full prior to the reduction to zero of the Outstanding Amount, the Percentage Interests shall be determined in a manner designed to ensure that the remaining Outstanding Amount shall be held by the Lenders on a comparable basis.
“Performance Letter of Credit”: any letter of credit issued: (a) on behalf of a Person in favor of a Governmental Authority, including, without limitation, any utility, water, or sewer authority, or other similar entity, for the purpose of assuring such Governmental Authority that such Person or an

Affiliate of such Person will properly and timely complete work it has agreed to perform for the benefit of such Governmental Authority; (b) in lieu of cash deposits to obtain a license, in place of a utility deposit, or for land option contracts; (c) in lieu of other contract performance, to secure performance warranties payable upon breach, and to secure the performance of labor and materials, including, without limitation, construction, bid, and performance bonds; or (d) to secure refund or advance payments on contractual obligations where default of a performance-related contract has occurred.
“Permitted Investments”: (a) readily marketable, direct, full faith, and credit obligations of the United States, or obligations guaranteed by the full faith and credit of the United States, maturing within not more than eighteen (18) months from the date of acquisition; (b) short term certificates of deposit and time deposits, which mature within eighteen (18) months from the date of issuance and which are maintained with a Lender, a domestic commercial bank having capital and surplus in excess of $100,000,000 or are fully insured by the FDIC, including, for the avoidance of doubt, investments placed through CDARS and ICS; (c) commercial paper or master notes maturing in 365 days or less from the date of issuance rated either “P-1” by Moody’s, or “A” by S&P); (d) debt instruments of a domestic issuer which mature in one (1) year or less and which are rated “A” or better by Moody’s or S&P on the date of acquisition of such investment; (e) demand deposit accounts which are maintained in the ordinary course of business; (f) short term tax exempt securities including municipal notes, commercial paper, auction rate floaters, and floating rate notes rated either “P-1” by Moody’s or “A-1” by S&P which mature in one (1) year or less; (g) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within not more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having one (1) of the two (2) highest ratings obtainable from any two of S&P, Moody’s, or Fitch (or, if at any time no two (2) of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent); (h) investment grade bonds, other than domestic corporate bonds issued by Borrower or any of its Affiliates, maturing no more than seven (7) years after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A or the equivalent from any two (2) of S&P, Moody’s, or Fitch (or, if at any time no two (2) of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent); and (i) shares of money market, mutual, or similar funds which invest primarily in securities of the type described in clauses (a) through (h) above.
“Permitted Liens”:
(a)    Liens existing on the date of this Agreement and described on Schedule 1.1B hereto;
(b)    Liens imposed by governmental authorities for Taxes not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP;
(c)    statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP;
(d)    Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e)    easements, rights-of-way, zoning restrictions, assessment district or similar Liens in connection with municipal financing or community development bonds, and similar restrictions, encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the real estate subject thereto (as such real estate is used by any Loan Party) or interfere with the ordinary conduct of the business of the Loan Parties;

(f)    Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an event of default hereunder with respect thereto;
(g)    pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation;
(h)    Liens securing Indebtedness of a Person existing at the time such Person becomes a Loan Party (other than as a result of a Division of a Loan Party or of a Division of a Person in which Borrower or any Restricted Subsidiary has an Investment in immediately prior to the Division) or is merged with or into a Loan Party and Liens on assets or properties at the time of acquisition thereof, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof and do not extend to any other assets;
(i)    Liens securing Non-Recourse Indebtedness;
(j)    Liens securing obligations of any Loan Party to any third party in connection with (i) Profit and Participation Agreements, (ii) any option or right of first refusal to purchase real property or marketing deed of trust granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by such Loan Party or relates to the coordinated marketing and promotion by the master developer, or (iii) joint development agreements with third parties to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting any Loan Party’s property and property belonging to such third parties, in each case entered into in the ordinary course of such Loan Party’s business;
(k)    Liens securing Indebtedness incurred to refinance any Indebtedness that was previously so secured by a Lien and permitted hereunder (which refinancing Indebtedness may exceed the amount refinanced, provided such refinancing Indebtedness is otherwise permitted under this Agreement) upon terms and conditions substantially similar to the terms of the Lien securing such refinanced Indebtedness immediately prior to it having been so refinanced;
(l)    Liens arising pursuant to vexatious, frivolous or meritless claims, suits, actions or filings, or other similar bad faith actions, taken by a Person not an Affiliate of the Borrower; provided that a Loan Party is disputing such Lien in good faith and by appropriate proceedings;
(m)    Liens securing Hedging Obligations arising in the ordinary course of business of a Loan Party and not for speculative purposes;
(n)    Liens securing obligations of a Loan Party arising in connection with letters of credit and/or letter of credit facilities;
(o)    Liens on leases of Model Units;
(p)    Liens securing Capitalized Lease Obligations entered into in the ordinary course of business; and
(q)    Liens securing other Indebtedness or obligations in an amount not in excess of $~~35,000,000~~45,000,000 in the aggregate.
“Person”: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
“Plan”: any employee benefit plan as defined in Section 3(3) of ERISA, other than a multiemployer plan (as defined in Section 3(37) of ERISA), that is subject to Title IV of ERISA or Section 412 of the Code in respect of which any Loan Party or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Profit and Participation Agreement”: an agreement, secured by a deed of trust, mortgage or other Lien against a property or asset, with respect to which the purchaser of such property or asset agrees to pay the seller of such property or asset a profit, price, premium participation or other similar amount in respect of such property or asset.
“PTE” means prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Qualified Real Property Inventory”: as of any date, Real Property Inventory that is not subject to or encumbered by any deed of trust, mortgage, judgment Lien, or any other Lien (other than the Permitted Liens described in clauses (b)-(e), (j) and (l) of the definition of “Permitted Liens”) and other Liens which have been bonded around so as to remove such Liens as encumbrances against such Real Property Inventory in a matter satisfactory to the Administrative Agent and its legal counsel).
“Real Property Inventory”: as of any date, land that is owned by any Loan Party, which land is being developed or held for future development or sale, together with the right, title and interest of the Loan Party in and to the streets, the land lying in the bed of any streets, roads or avenues, open or proposed, in or of, the air space and development rights pertaining thereto and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging in or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting such land and all royalties and rights appertaining to the use and enjoyment of such land necessary for the residential development of such land, together with all of the buildings and other improvements now or hereafter erected on such land, and any fixtures appurtenant thereto and all related personal property.
“Recent Balance Sheet”: as defined in Section 4.8.
“Recipient”: (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if the Benchmark is the Daily Simple SOFR then four U.S. Government Securities Business Days prior to such setting, and (3) if such Benchmark is not the Term SOFR Rate or the Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
~~“Refunded Swingline Loans”: as defined in Section 2.4(b).~~
“Register”: as defined in Section 10.6(b).
“Regulations U and X”: Regulations U and X of the Board as in effect from time to time.
“Reimbursement Obligation”: the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Related Parties” means, with respect to any Person, such Person’s affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or the CME Term SOFR Administrator or, in each case, any successor thereto.
“Relevant Rate” means, (i) with respect to any Term Benchmark Loan, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Loan, the Adjusted Daily Simple SOFR Rate, as applicable.
“Reportable Event”: a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.
“Required Lenders”: subject to Section 2.20(a)(i), at any time, the holders of more than fifty percent (50%) of the Total Commitments then in effect or, if the Commitments have been terminated, the Outstanding Amount at such time.
~~“Required Liquidity”: as of any date, (a) $5,000,000, plus (b) if, as of the end of the fiscal quarter most recently ended, the Interest Coverage Ratio was less than the Minimum Interest Coverage Ratio provided in Section 7.1(b), the Minimum Liquidity Amount.~~
“Requirement of Law”: any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payments”: with respect to any Person, any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or any payment on account of, including any sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Person or any of its Subsidiaries, or any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Person or any of its Subsidiaries.

“Restricted Subsidiaries”: as of any date, the Subsidiaries of the Borrower and any other Loan Party which are not (a) Financial Services Subsidiaries and (b) Unrestricted Subsidiaries.
“Revolver Availability”: as of any date, the lesser of (a) Borrowing Base Availability minus L/C Obligations that have not been cash collateralized pursuant to Section 2.20 or Section 3.9 and are not included in Consolidated Debt and (b) Commitments minus the Outstanding Amount.
“Revolving Loans”: as defined in Section 2.1(a).
“RFR Loan” means a Loan that bears interest ~~on a one-month interest period~~ at a rate based on the Adjusted Daily Simple SOFR.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, ~~Crimea,~~ Cuba, Iran, North Korea

~~and~~, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimean, Zaporizhzhia and Kherson regions of the Ukraine).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person included on His Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets or any similar list enforced by any other relevant sanctions authority, (d) any Person owned controlled by any such Person or Persons described in the foregoing clauses (a) ~~or~~, (b), or (~~d~~c), or (e) any Person otherwise the subject of any Sanctions.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ~~or~~, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.
“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
“Securities Act”: as defined in Section 6.1(e).
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the aggregate fair market value of such Person’s assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such person has not incurred debts beyond such Person’s ability to pay such debts as they mature (taking into account all reasonably anticipated financing and refinancing proceeds), and (c) such Person does not have unreasonably small capital to conduct such Person’s businesses. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represent the amount that can be reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.
“Speculative Unit”: any Completed Unit that is not a Unit under Contract.

“Subordinated Debt”: any Indebtedness of the Borrower or any other Loan Party which is subordinated to the Obligations at all times (including in respect of any amendment or modification thereto) pursuant to terms reasonably satisfactory to the Administrative Agent.

“Subsidiary”: as to any Person, (a) any corporation, limited liability company, association or other business entity (other than a partnership), of which more than fifty percent (50%) of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors or other governing body thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination hereof).
~~“Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.3 in an aggregate principal amount at any one time outstanding not to exceed $50,000,000.~~
~~“Swingline Exposure”: at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender in respect of any Swingline Loan shall be its Percentage Interest of the principal amount of such Swingline Loan.~~
~~“Swingline Lender”: JPMorgan Chase Bank, N.A., in its capacity as the lender of Swingline Loans.~~
~~“Swingline Loans”: as defined in Section 2.3.~~
~~“Swingline Participation Amount”: as defined in Section 2.4.~~
~~“Syndication Agent”: as defined in the preamble hereto.~~
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan, refers to whether such Loan is bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Termination Date”: the Class A Termination Date or, where expressly provided herein or where the context otherwise requires, the Class B Termination Date.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of “Term SOFR Reference Rate”.

“Term SOFR Rate” means, with respect to any Term Benchmark Loan and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Loan denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Total Commitments”: at any time, the aggregate amount of the Commitments then in effect.

“Tranches”: the collective reference to Term Benchmark Loans for the then current Interest Periods and RFR Loans with respect to all of which begin on the same date and end on the same later date.
“Transferee”: any Assignee or Participant.
“Type”: as to any Loan, its nature as an ABR Loan, a Term Benchmark Loan or a RFR Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Pension Liability”: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“Uniform Commercial Code”: the Uniform Commercial Code, as the same may, from time to time, be in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any collateral provided pursuant to this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority (but not attachment) and for purposes of definitions related to such provisions.
“Unit”: means Qualified Real Property Inventory that is, or is planned to be, comprised of a single family residential housing unit.
“United States” or “U.S.”: the United States of America.
“Units Under Construction”: Units where on-site construction has commenced as evidenced by the trenching of foundations for such Units, other than Units Under Contract.

“Unit Under Contract”: a Unit, whether completed or under construction, as to which the Borrower or Guarantor owning such Unit has entered into a bona fide contract of sale (a) in a form customarily employed by the Borrower or such Guarantor, (b) with a Person who is not a Subsidiary or Affiliate, (c) under which no defaults then exist and (d) in the case of any Unit the purchase of which is to be financed in whole or in part by a loan insured by the Federal Housing Administration or guaranteed by the Veterans Administration, to the Borrower’s or applicable Guarantor’s knowledge, the applicable buyer shall have made, or will be required to make, the minimum down payment required (if any) under the rules of the relevant agency.
“Unrestricted Cash”: cash and Cash Equivalents of the Loan Parties that are free and clear of all Liens and not subject to any restrictions on the use thereof to pay Indebtedness and other obligations of the applicable Loan Party.

“Unrestricted Subsidiary”: (i) any Financial Services Subsidiary, (ii) any Designated Subsidiary, and (iii) a Subsidiary designated by the Borrower (evidenced by resolutions of the Board of Directors of the Borrower, delivered to the Administrative Agent certifying compliance with this definition) as a Subsidiary resulting from any investment (including any guarantee of Indebtedness) made by the Borrower or any other Loan Party in Joint Ventures engaged in homebuilding, land acquisition or land development businesses and businesses that are reasonably related thereto or reasonable extensions thereof with unaffiliated third parties; provided that the aggregate amount of investments in all Designated Subsidiaries (excluding Financial Services Subsidiaries) shall not exceed $~~15~~20 million (with the amount of each investment being calculated based upon the amount of investments made on or after the date such joint venture becomes a Subsidiary); provided, further, that if the Borrower subsequently designates a Subsidiary, which previously had been designated an Unrestricted Subsidiary, to be a Guarantor (evidenced by resolutions of the Board of Directors of the Borrower, delivered to the Administrative Agent certifying compliance with this definition) and causes such Subsidiary to comply with Section 6.7, then the amount of any investments in such Unrestricted Subsidiary made on or after the date such joint venture became a Subsidiary shall be credited against the $~~15~~20 million basket set forth in this definition (up to a maximum amount of $~~15~~20 million).
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Tax Compliance Certificate”: as defined in Section 2.16(f)(iii)(C).
“Voting Stock”: with respect to any Person, securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.1 Other Definitional Provisions
.
(a) For purposes of this Agreement, Loans may be classified and referred to by class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”) or by class and Type (e.g., a “Term Benchmark Revolving Loan” or an “RFR Revolving Loan”).
(b) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(c) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Loan Party not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, accounts, leasehold interests and contract rights, and (v) references to agreements or other Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Obligations as amended, supplemented, restated or otherwise modified from time to time.
(d) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
1.3    GAAP. Notwithstanding anything to the contrary contained in the definition of “GAAP” or in the definitions of “Capitalized Lease” or “Capitalized Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

1.4    Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.~~.~~

1.5     Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof (without consideration of the occurrence of any contingency other than the passage of time), the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

SECTION 2.AMOUNT AND TERMS OF COMMITMENTS
1.1 Commitments
.
(a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Percentage Interest of the ~~sum of (i) the~~ L/C Obligations ~~then outstanding and (ii) the aggregate principal amount of the Swingline Loans~~ then outstanding, and after giving effect to the proposed Revolving Loan and application of the proceeds thereof to the repayment of any outstanding Obligations, does not exceed the lesser of (A) the amount of such Lender’s Commitment and (B) such Lender’s Percentage Interest of the Borrowing Base Availability. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Subject to Section 2.13, the Revolving Loans may from time to time be Term Benchmark Loans, RFR Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.9.
(b) Borrower shall repay (i) all outstanding Class A Revolving Loans on the Class A Termination Date and (ii) all outstanding Class B Revolving Loans on the Class B Termination Date. Additionally, on the Class B Termination Date, if, after all outstanding Class B Revolving Loans have been repaid, the outstanding Class A Revolving Loans, when added to the ~~sum of (A) the~~ L/C Obligations ~~then-outstanding and (B) the aggregate principal amount of the Swingline Loans~~ then-outstanding, exceeds the aggregate amount of the Class A Commitments, the Borrower shall repay such portion of the outstanding Class A Revolving Loans as is sufficient to reduce the outstanding principal amount of the Class A Revolving Loans to an amount, when added to the sum of ~~(A)~~ the L/C Obligations then-outstanding ~~and (B) the aggregate principal amount of the Swingline Loans then-outstanding~~, equal to the aggregate amount of all Class A Commitments.
(c) Provided that Borrower has made the payments required pursuant to Section 2.1(b), if any, on the Class B Termination Date:
(i)    the Commitments of all Class B Lender shall terminate, the Commitments of all Class A Lenders shall continue on the terms herein set forth and the Total Commitments shall be reduced to an amount equal to the sum of the Class A Commitments;
(ii)    the Percentage Interest of each Class A Lender shall be adjusted to reflect the termination of the Commitments of the Class B Lender;
(iii)    subject to clause (ii) above, all Class A Revolving Loans shall be continued outstanding as Class A Revolving Loans held by the Class A Lenders ratably in accordance with their respective Percentage Interest (after giving effect to the adjustment described in clause (ii) above);
(iv)    all outstanding Letters of Credit shall continue and be allocated among the Class A Lenders in accordance with each Class A Lender’s Percentage Interest (after giving effect to the adjustment described in clause (ii) above);
(v)    ~~each Class A Lender shall continue to have an obligation to make Revolving Loans pursuant to Section 2.4(b) and to purchase participation interests in outstanding Swingline Loans pursuant to Section 2.4(c), which shall be Class A Revolving Loans held by the Class A Lenders ratably in accordance with their respective Percentage Interests (after giving effect to the adjustment described in clause (ii) above); and~~[reserved]; and
(vi)    after giving effect to all of the foregoing, any unused Commitments shall continue as Class A Commitments.

1.2 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (a) (1) prior to ~~1:00 P.M~~11:00 A.M., New York City time, ~~three~~two (~~3~~2) Business Days prior to the requested Borrowing Date, in the case of Term Benchmark Loans, or (2) by 11:00 A.M., New York City time, on the requested Borrowing Date, in the case of an RFR Loan, ~~not later than 11:00 a.m., New York City time, five (5) Business Days before the date of the proposed Borrowing,~~ or (b) by 2:00 P.M., New York City time, on the requested Borrowing Date, in the case of ABR Loans~~)~~, specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Term Benchmark Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Loans made on the Closing Date shall initially be ABR Loans. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans or RFR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Term Benchmark Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof~~; provided, that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Commitments that are ABR Loans in other amounts pursuant to Section 2.4~~. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent or by otherwise transferring such amounts as the Borrower shall direct.
~~Swingline Commitment~~
1.3 [Reserved].
~~(a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Commitments from time to time during the Commitment Period by making swing line loans (“Swingline Loans”) to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Revolving Loans, may exceed the Swingline Commitment then in effect, but subject to clause (ii)), (ii) the aggregate principal amount of Swingline Loans outstanding when aggregated with the Swingline Lender’s Percentage Interest of other outstanding Revolving Loans and the Swingline Lender’s Percentage Interest of L/C Obligations shall not exceed the Swingline Lender’s Commitment, (iii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Commitments would be less than zero, and (iv) Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the Borrowing Base Availability would be less than zero. During the Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.~~
~~(b) The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Class A Termination Date, the tenth (10th) Business Day after such Swingline Loan is made, or the date that the next Revolving Loan is borrowed.~~

~~(c) Any Swingline Lender may be replaced by another Lender upon the written agreement of Borrower, Administrative Agent, the Swingline Lender being replaced and such new Swingline Lender.~~
1.4 ~~Procedure for Swingline Borrowing; Refunding of Swingline Loans~~[Reserved].
~~(a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 3:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent or as otherwise directed by the Borrower on such Borrowing Date in immediately available funds.~~
~~(b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one (1) Business Day’s notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Lender to make, and each Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Lender’s Percentage Interest of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one (1) Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. If the amounts received from the Lenders are not sufficient to repay in full such Refunded Swingline Loans, then the Borrower shall pay such difference to the Administrative Agent within two (2) Business Days of notice from the Administrative Agent, which payments shall be made available by the Administrative Agent to the Swingline Lender to repay the Refunded Swingline Loans.~~
~~(c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.4(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.4(b), each Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.4(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Lender’s Percentage Interest times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.~~
~~(d) Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.~~
~~(e) Each Lender’s obligation to make the Loans referred to in Section 2.4(b) and to purchase participating interests pursuant to Section 2.4(c) shall be absolute and unconditional and shall~~

~~not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.~~
1.5 Commitment Fees, etc.
(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the date hereof to but excluding the last day of the Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears within three (3) Business Days of receipt an invoice from the Administrative Agent; provided, however, pursuant to Section 2.20, the Borrower shall not be obligated to pay a commitment fee for the account of any Defaulting Lender.
(b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.
1.6 Termination or Reduction of Commitments
. The Borrower shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Outstanding Amount would exceed the Total Commitments (as so terminated or reduced). Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Commitments then in effect.
1.7 Optional Prepayments
. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent (a) no later than 11:00 A.M., New York City time, ~~three~~two (~~3~~2) Business Days prior thereto, in the case of Term Benchmark Loans, and (b) no later than 11:00 A.M., New York City time, ~~one (1)~~on same day notice (provided such day is a Business Day ~~prior thereto~~), in the case of ABR Loans~~,~~  and ~~five (5) Business Days prior thereto, in the case of~~ RFR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Term Benchmark Loans, ABR Loans or RFR Loans; provided, that if a Term Benchmark ~~Loan or an RFR~~ Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.17. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. ~~Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 ,or a whole multiple thereof.~~
1.8 Mandatory Prepayments
. If, on any date, the Outstanding Amount exceeds the Borrowing Base Availability, Borrower shall, on such date, reduce the Outstanding Amount to an amount equal to or less than the Borrowing Base Availability.
Amounts to be applied in connection with prepayments made pursuant to this Section 2.8 shall be applied, first, to the prepayment of ~~Swingline Loans, second, to the prepayment of~~ Revolving

Loans, and ~~third~~second, if the aggregate principal amount of Revolving ~~Loans and Swingline~~ Loans then-outstanding is less than the amount of such prepayments (because L/C Obligations constitute a portion thereof), Borrower shall, to the extent of the balance, deposit an amount in cash equal to the Minimum Collateral Amount in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions reasonably satisfactory to the Administrative Agent. The application of any prepayment of Revolving Loans pursuant to this Section 2.8 shall be made, first, to ABR Loans, and, if applicable to RFR Loans, and, second, to Term Benchmark Loans. Each prepayment of the Loans under this Section 2.8 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid, and in each case, shall be made pro rata between the Class A Revolving Loans and the Class B Revolving Loans based on each Lender’s Percentage Interest.
1.9 Conversion and Continuation Options.
(a) The Borrower may elect from time to time to convert Term Benchmark Loans or RFR Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Term Benchmark Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Term Benchmark Loans or RFR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 1:00 P.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan or RFR Loan may be converted into a Term Benchmark Loan when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
(b) Any Term Benchmark Loan or RFR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Term Benchmark Loan ~~and~~or RFR Loan may be continued as such when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
1.10 Limitations on Tranches
. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Term Benchmark Loans and RFR Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Term Benchmark Loans comprising each Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten (10) Tranches shall be outstanding at any one time.
1.11 Interest Rates and Payment Dates.
(a) Each Term Benchmark Loan shall bear interest during each Interest Period with respect thereto at a rate per annum equal to the Adjusted Term SOFR Rate determined for such Interest Period plus the Applicable Margin.
(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.
(c) Each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Margin.

(d) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus two percent (2%) or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans plus two percent (2%), and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), after giving effect to any applicable grace period, such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus two percent (2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full.
(e) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (d) of this Section 2.11 shall be payable from time to time on demand.
1.12 Computation of Interest and Fees.
(a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Interest shall accrue for each period from and including the first day of such period but excluding the last day of such period. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Adjusted Term SOFR Rate or, if applicable, the Adjusted Daily Simple SOFR. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.
(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.11(a).
~~Inability to Determine Interest Rate~~
1.13 ~~.~~ Alternate Rate of Interest
. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.13 if:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Loan, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR or Daily Simple SOFR; or
(ii)    the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Loan, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Loan for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Loan;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new interest election request in accordance with the terms of Section 2.9 or a new borrowing request in accordance with the terms of Section 2.2, (1) any interest election request that requests the conversion of any Revolving Loan to, or continuation of any Revolving Loan as, a Term Benchmark Loan and any borrowing request that requests a Term Benchmark Loan Borrowing shall instead be deemed to be an interest election request or a borrowing request, as applicable, for (x) an RFR Loan so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.13(a)(i) or (ii) above and (2) any borrowing request that requests an RFR Loan shall instead be deemed to be a borrowing request for an ABR Loan; provided that if the circumstances giving rise to such notice affect only one Type of Loan, then all other Types of Loans shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new interest election request in accordance with the terms of Section 2.9 or a new borrowing request in accordance with the terms of Section 2.2, (1)any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Loan so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.13(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.~~.~~
(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.
(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such

Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for borrowing a Term Benchmark Loan, any such conversion to or continuation of Term Benchmark Loans to be made, converted or continued during such Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Loan into a request for a borrowing of or conversion to (A) an RFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.13, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
1.14 Pro Rata Treatment and Payments.
(a) Except as set forth in Section 2.20 below, each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Percentage Interests of the Lenders.
(b) Except as set forth in Section 2.20 below, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders.
(c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. Except as set forth in Section 2.20 below, the Administrative Agent shall distribute such payments to each Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 9.7. If any payment hereunder (other than payments on the Term Benchmark Loans or RFR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Term Benchmark Loan or RFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding

Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower.
(e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption and, subject to Section 2.20, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three (3) Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section ~~2.4(b), 2.4(c),~~ 2.14(d), 2.14(e), 3.4(a) or 9.7, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision of this Agreement), apply any amounts thereafter received by the Administrative Agent~~, the Swingline Lender~~  or the Issuing Lender for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
1.15 Requirements of Law.
(a) If (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender or the Issuing Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof, (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any requests, rules, guidelines, or directives thereunder or issued in connection therewith, regardless of the date enacted, adopted or issued or (iii) any requests, rules, guidelines or directives promulgated by the Bank for International Settlements or the Basel Committee on Banking Supervision (or any successor or similar authority), in each case pursuant to Basel III, regardless of the date actually enacted, adopted or issued:
(A)shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
(B)shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or the Issuing Lender that is not otherwise included in the determination of the Adjusted Term SOFR Rate (and if applicable, the Daily Simple SOFR); or
(C)shall impose on such Lender or the Issuing Lender any other similar condition, cost or expense (other than taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing is to increase the cost to such Lender or Issuing Lender or such other Recipient, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining any Benchmark Term Loans or RFR Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable by such Lender or the Issuing Lender or such other Recipient hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, the Issuing Lender or such other Recipient, as the case may be, upon its demand, any additional amounts necessary to compensate such Lender, the Issuing Lender or such other Recipient, as the case may be for such increased cost or reduced amount receivable. If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower by providing a certificate along with reasonably detailed calculations of such additional amounts (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.
(b) If any Lender or the Issuing Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital or liquidity adequacy or in the interpretation or application thereof or compliance by such Lender or the Issuing Lender or any corporation controlling such Lender or the Issuing Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, including compliance with (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any requests, rules, guidelines, or directives thereunder or issued in connection therewith, regardless of the date enacted, adopted or issued and (ii) any requests, rules, guidelines or directives promulgated by the Bank for International Settlements or the Basel Committee on Banking Supervision (or any successor or similar authority) pursuant to Basel III, made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s, or Issuing Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender, the Issuing Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s, the Issuing Lender’s or such corporation’s policies with respect to capital adequacy and liquidity) by an amount deemed by such Lender or the Issuing Lender to be material, then from time to time, after submission by such Lender or the Issuing Lender to the Borrower by providing a certificate along with reasonably detailed calculations of such additional amounts (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender or the Issuing Lender such additional amount or amounts as will compensate such Lender, the Issuing Lender or such corporation for such reduction.
(c) A certificate as to any additional amounts payable pursuant to this Section 2.15 submitted by any Lender or the Issuing Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 2.15, the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section 2.15 for any amounts incurred more than six months prior to the date that such Lender or the Issuing Lender notifies the Borrower of such Lender’s or the Issuing Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
1.16 Taxes.
(a) Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c) The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(c) relating to the maintenance of a Participant Register and (iii) any Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.
(f) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
    (i)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(ii)     any Lender that is not a U.S. Person (a “Non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(A)    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)    executed originals of IRS Form W-8ECI;
(C)     in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or
(D) to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(iii)     any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(iv)    If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA and the rules and regulations promulgated pursuant thereto if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining whether withholding Taxes will be imposed under FATCA, from and after the effective date of this Agreement, the Borrower and the Administrative Agent shall, to the extent permissible under applicable law, treat (and the Lenders hereby authorize the Borrower and the Administrative Agent to treat) this

Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

In addition, each U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such U.S. Lender. Each U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

(g) If the Administrative Agent or any Lender determines, in its reasonable discretion, that it has received a refund of any tax as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the tax giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
(h) The agreements in this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(i) For purposes of this Section 2.16, the term “Lender” includes an Issuing Lender.
1.17 Indemnity
. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Term Benchmark Loans or RFR Loans, after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Term Benchmark Loans or RFR Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Term Benchmark Loans or RFR Loans on a day that is not the last day of an Interest Period with respect thereto. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
1.18 Change of Lending Office
. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15 or 2.16(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.15 or 2.16(a).
1.19 Replacement of Lenders

. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.15 or 2.16(a), (b) is a Defaulting Lender, or (c) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders (with the percentage in such definition being deemed to be 50% for this purpose) has been obtained), with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.18 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.15 or 2.16(a), (iv) the replacement Lender shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.17 if any Term Benchmark Loan or any RFR Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement shall be an Eligible Assignee reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.15 or 2.16(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.
1.20 Defaulting Lenders
.
(a)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Voting. Such Defaulting Lender shall not be entitled to vote on any matter requiring the consent or approval of all Lenders or the Required Lenders, and the Commitment of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1), provided that (a) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender and (b) the Commitment of such Defaulting Lender may not be increased without the consent of such Defaulting Lender, Administrative Agent and Borrower; provided that any payments made with respect to such increase in such Commitment shall not be subject to Section 10.7 with respect to any Defaulting Lender.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender ~~or Swingline Lender~~ hereunder; third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 3.9; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 3.9; sixth, to the payment of any amounts owing to the Lenders~~,~~ and the Issuing Lenders ~~or Swingline Lenders~~ as a result of any judgment of a court of competent jurisdiction obtained by any Lender~~,~~ or the Issuing ~~Lenders or Swingline~~ Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations ~~and Swingline Loans~~ are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.20(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees:
(A)    No Defaulting Lender shall be entitled to receive any commitment fee contemplated by Section 2.5(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive any fees pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Percentage Interest of the stated amount of Letters of Credit for which the Defaulting Lender has provided Cash Collateral pursuant to Section 2.20(a)(ii).
(C)    With respect to any fees pursuant to Section 3.3 not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations ~~or Swingline Loans~~ that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Lender ~~and Swingline Lender, as applicable,~~ the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing ~~Lender’s or Swingline~~ Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations ~~and Swingline Loans~~ shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentage Interests (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate credit exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral~~, Repayment of Swingline Loans~~. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, ~~(x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second,~~ Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 3.9.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent and each ~~Swingline Lender and~~ Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit ~~and Swingline Loans~~ to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.20(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    ~~New Swingline Loans/~~Letters of Credit. So long as any Lender is a Defaulting Lender, ~~(i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii)~~ no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
(d)    If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any ~~Swingline Lender or~~ the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, ~~no Swingline Lender shall be required to fund any Swingline Loan and~~ the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the ~~Swingline Lender or the~~ Issuing Lender~~, as the case may be,~~  shall have entered into arrangements with the Borrower or such Lender, satisfactory to the ~~Swingline Lender or the~~ Issuing Lender~~, as the case may be,~~  to defease any risk to it in respect of such Lender hereunder.
1.21 Increase in Commitments
. The Borrower may, at its option, at any time or from time to time prior to the Termination Date, increase the Total Commitments by up to $~~100,000,000~~417,500,000 (the “Commitment Increase”) to an aggregate principal amount not to exceed $~~880,000,000~~1,252,500,000 by requesting the existing Lenders or new lenders to commit to any such increase; provided that: (i) no Lender shall be required to commit to any such increase; (ii) no such increase shall become effective unless at the time thereof and after giving effect thereto (A) no Default or Event of Default shall have occurred and be continuing, (B) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects, provided, that, to the extent any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect, such representation shall be true and correct in all respects, and (C) Administrative Agent shall have received a certificate from Borrower to the effect of (A) and (B) of clause (ii); and (iii) no new lender shall become a Lender pursuant to this Section 2.21 unless such lender is an Eligible Assignee and Administrative Agent shall have given its prior written consent, which consent shall not be unreasonably withheld. Borrower shall be entitled to pay upfront or other fees to such lenders who extend credit pursuant to this Section 2.21 as Borrower and such lenders may agree. Any increase in the Total

Commitments shall be a Class A Commitment. Such increases in the Commitments shall become effective on the date (each such date, an “Increased Facility Closing Date”) specified in an activation notice delivered to Administrative Agent no less than ten (10) Business Days prior to effective date of such notice specifying the amount of the increase and the effective date thereof. Each new lender that provides any part of any such increase in the Commitments (a “New Lender”) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit E, whereupon such New Lender shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement. Unless otherwise agreed by Administrative Agent, on each Increased Facility Closing Date, Borrower shall borrow Revolving Loans under the relevant increased Commitments from each Lender participating in the relevant increase in an amount determined by reference to the amount of each Type of Loan (and, in the case of Term Benchmark Loans, of each Tranche) which would then have been outstanding from such Lender if (x) each such Type or Tranche had been borrowed or effected on such Increased Facility Closing Date and (y) the aggregate amount of each such Type or Tranche requested to be so borrowed or effected had been proportionately increased, and, if applicable in connection with such increased Commitments, Borrower shall pay all amounts due under Section 2.17. The Term Benchmark Rate applicable to any Term Benchmark Loan borrowed pursuant to the preceding sentence shall equal the rate then applicable to the Term Benchmark Loans of the other Lenders in the same Tranche (or, until the expiration of the then-current Interest Period, such other rate as shall be agreed upon between Borrower and the relevant Lender).
SECTION 3.LETTERS OF CREDIT
1.1 L/C Commitment.
(a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue letters of credit (“Letters of Credit”), not to exceed in the aggregate such Issuing Lender’s Letter of Credit Commitment, for the account of the Borrower (and on behalf of the Borrower or any of its Subsidiaries or joint ventures) on any Business Day during the Commitment Period in such customary form as may be approved from time to time by the respective Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) (A) the L/C Obligations would exceed the L/C Commitment, or (B) such Issuing Lender’s Percentage Interest of L/C Obligations when aggregated with such Issuing Lender’s Percentage Interest of outstanding Revolving Loans ~~and such Issuing Lender’s Percentage Interest in Swingline Loans~~ would exceed such Issuing Lender’s Commitment, (ii) the aggregate amount of the Available Commitments would be less than zero, or (iii) the Borrowing Base Availability would be less than zero. The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Lender with the consent of such Issuing Lender; provided that the Borrower shall not reduce the Letter of Credit Commitment of any Issuing Lender if, after giving effect of such reduction, the conditions set forth in clauses (i)- (iii) above shall not be satisfied. The Borrower may, at any time and from time to time, reallocate the Letter of Credit Commitment by reducing the Letter of Credit Commitment of one or more Issuing Lenders and increasing the Letter of Credit Commitment of one or more other Issuing Lenders, provided that (a) each affected Issuing Lender consents to such reallocation, (b) Borrower provides written notice to the Administrative Agent and (c) the aggregate of the total Letter of Credit Commitment does not increase or decrease. Each Letter of Credit shall (A) be denominated in Dollars and (B) expire no later than the earlier of (x) the second anniversary of its date of issuance and (y) the date that is 364 days after the Termination Date, provided (I) that any Letter of Credit with up to a two-year term may provide for the renewal thereof for up to an additional two-year period (which shall in no event extend beyond the date referred to in clause (y) above) and (II) at least 60 days prior to the Termination Date, Borrower shall, to the extent of the balance, replace outstanding Letters of Credit and/or deposit an amount equal to the Minimum Collateral Amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of a Subsidiary or joint venture inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiary or joint venture. The letters of credit issued under the Original Credit Agreement set forth on Schedule 3.1 (collectively, the “Existing LCs”) shall be continued from the Original Credit Agreement under this Agreement and from and after the date hereof, notwithstanding any language to the contrary contained in any of the Existing LCs, the Existing LCs shall be deemed Letters of Credit issued under this Agreement, and Borrower shall execute such acknowledgments and agreements as Administrative Agent my reasonably request to evidence the foregoing. Each Lender from time to time party hereto, including each Lender which was not a lender under the Original Credit Agreement, each as an L/C Participant hereunder, hereby irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender under the Existing LCs, on the terms and conditions set forth in Section 3.4 below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Percentage Interest in the Issuing Lender’s obligations and rights under and in respect of each Existing LCs and the amount of each draft paid by the Issuing Lender thereunder.
(b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law. Without limitation of the foregoing, an Issuing Bank shall not be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any law applicable to such Issuing Lender shall prohibit, or require that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it.
(c)    Any Issuing Lender may be replaced by another Lender upon the written agreement of Borrower, Administrative Agent, the Issuing Lender being replaced and such new Issuing Lender.
1.2 Procedure for Issuance of ~~Letter~~Letters of Credit
. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering (including via electronic delivery) to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such information describing the purpose of the letter of credit and the location of the related project or development as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and such information describing the purpose of the letter of credit and the location of the related project or development delivered to it in connection therewith in accordance with its customary procedures and shall issue, unless the Issuing Lender has received written notice from any Lender, the Administrative Agent or the Borrower, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 5.2 shall not be satisfied, the Letter of Credit requested thereby within two (2) Business Days after its receipt of the Application therefor and all such requested information relating thereto by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).
1.3 Fees and Other Charges.
(a) The Borrower will pay a fee on the undrawn portion of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Term Benchmark Loans, shared ratably among the Lenders and payable quarterly in arrears on calendar quarters and within three (3) Business Days of receipt an invoice from Administrative Agent after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.125% per annum on the aggregate undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on calendar quarters and within three (3) Business Days of receipt an invoice from Administrative Agent or the Issuing Lender after the issuance date.

(b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.
1.4 L/C Participations.
(a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Percentage Interest in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement (or in the event that any reimbursement received by the Issuing Lender shall be required to be returned by it at any time), such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Percentage Interest of the amount that is not so reimbursed (or is so returned). Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing
(b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three (3) Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three (3) Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under this Agreement. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section 3.4 shall be conclusive in the absence of manifest error.
(c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.
(d)    Provided that Borrower has made the payments required pursuant to Section 2.1(b), on the Class B Termination Date, all outstanding Letters of Credit shall continue and be allocated among the Class A Lenders in accordance with each Class A Lender’s Percentage Interest (after giving effect to the adjustment in such Percentage Interest described in Section 2.1(c)(ii)).

1.5 Reimbursement Obligation of the Borrower
. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the Issuing Lender through Administrative Agent if so requested by Administrative Agent on the Business Day next succeeding the Business Day on which such Issuing Lender notifies Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender for the amount of (a) the draft so paid and (b) any costs and expenses described in Section 3.3(b) incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender or the Administrative Agent at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.11(b) and (y) thereafter, Section 2.11(c). Each Issuing Lender shall give the Administrative Agent and the Borrower written notice, within one (1) Business Day, of receipt of each draw request under any Letter of Credit, together with a copy of each such draw request.
1.6 Obligations Absolute
. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee, or (iii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.
1.7 Letter of Credit Payments
. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall, within one (1) Business Day after receipt thereof, notify the Borrower of the date and amount thereof together with a copy of such draft. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.
1.8 Applications
. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.
1.9 Cash Collateral. At any time that there shall exist a Defaulting Lender, within three (3) Business Days following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section

2.20(a)(ii) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(a)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lenders as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 3.9 or Section 2.20(a)(ii) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 3.9 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.20 the Person providing Cash Collateral and each Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

SECTION 4.REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent, the Issuing Lender and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent, the Issuing Lender and each Lender that:
1.1 Financial Statement
. Borrower has furnished to Lenders that are parties this Agreement on the Closing Date a copy of the Form 10-Q of Loan Parties and their Subsidiaries for the period ended March 31, ~~2014~~2023; it being understood that such financial statements filed with or furnished to the Securities and Exchange Commission by the Borrower (and which are available online on the SEC website, SEC.gov) shall be deemed to have been provided by the Borrower. The financial statements and the notes thereto included in such Form 10-Q fairly present in all material respects the consolidated financial position of Loan Parties and their Subsidiaries as at the dates specified therein and the consolidated results of operations and cash flows for the periods then ended, all in conformity with GAAP.
1.2 No Material Adverse Change

. There has been no material adverse change in the financial condition of Loan Parties and their Subsidiaries, taken as a whole, since the date of the most recently delivered financial statements.
1.3 Organization, Powers, and Capital Stock
. Each of the Loan Parties (a) is a corporation, limited partnership or limited liability company (as applicable) duly organized or formed, validly existing and in good standing under laws of its state of incorporation or formation, (b) has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to carry on its business as now conducted, (c) is duly qualified or licensed to transact business in every jurisdiction in which such qualification or licensing is necessary to enable it to enforce all of its contracts and other rights and to avoid any penalty or forfeiture except in each case to the extent of omissions that would not have a Material Adverse Effect.
1.4 Authorization; and Validity of this Agreement; Consents; etc.
(a)    Each of the Loan Parties has the power and authority to execute and deliver this Agreement, the Notes, the Guarantee Agreement and the other Loan Documents to which it is a party and to perform all its obligations hereunder and thereunder. The execution and delivery by the Borrower of this Agreement and the Notes and by each of the Loan Parties of the Guarantee Agreement and the other Loan Documents to which it is a party and its performance of its obligations hereunder and thereunder and any and all actions taken by the Loan Parties (i) have been duly authorized by all requisite corporate action or other applicable limited partnership or limited liability company action, (ii) will not violate or be in conflict with (A) any provisions of law (including, without limitation, any applicable usury or similar law), (B) any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government, or (C) any provision of its certificate of incorporation or by-laws, certificate of limited partnership or limited partnership agreement, or articles or certificate of formation or operating agreement (as applicable), (iii) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under any indenture, agreement or other instrument to which such Loan Party is a party or by which it or any of its properties or assets is or may be bound (including without limitation any indentures pursuant to which any debt Securities of the Borrower have been issued), except in each case where such violation, conflict or breach would not reasonably be expected to have a Material Adverse Effect, and (iv) except as otherwise contemplated by this Agreement, will not result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of its properties or assets. Each of this Agreement, the Notes, the Guarantee Agreement and the other applicable Loan Documents has been duly executed and delivered by the applicable Loan Parties. The Loan Documents constitute legal, valid and binding obligations of the applicable Loan Parties enforceable against the applicable Loan Parties in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
(b)    None of the Loan Parties nor any of their Subsidiaries is a party to any agreement or instrument or is subject to any charter or other restrictions that could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties nor any of their Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party that could reasonably be expected to have a Material Adverse Effect, and consummation of the transactions contemplated hereby and in the other Loan Documents will not cause any Loan Party to be in material default under any material indenture, agreement or other instrument to which such Loan Party is a party or by which it or any of its properties or assets is or may be bound (including without limitation any indentures pursuant to which any debt Securities of the Borrower have been issued.
(c)    No order, license, consent, approval, authorization of, or registration, declaration, recording or filing (except for the filing of a Current Report on Form 8-K, and a Quarterly Report on Form 10-Q, in each case with the Securities and Exchange Commission) with, or validation of, or exemption by, any governmental or public authority (whether federal, state or local, domestic or foreign) or any subdivision thereof is required in connection with, or as a condition precedent to, the due and valid execution, delivery and performance by any Loan Party of the Credit Agreement, the Notes, the Guarantee Agreement or the other Loan Documents, or the legality, validity, binding effect or enforceability of any of the respective terms, provisions or conditions thereof. To the extent that any franchises, licenses, certificates, authorizations, approvals or consents from any federal, state or local (domestic or foreign) government, commission, bureau or agency are required for the acquisition, ownership, operation or maintenance by any Loan Party of properties now owned, operated or maintained by any of them, those franchises, licenses, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor, except in each case to the extent of omissions that would not have a Material Adverse Effect.
1.5 Compliance with Laws and Other Requirements
. The Loan Parties and their Subsidiaries are in compliance with and conform to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of all domestic or foreign governments or any instrumentality thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, the violation of which would have a Material Adverse Effect on it, including, without limitation, regulations of the Board, the Federal Interstate Land Sales Full Disclosure Act, the Florida Land Sales Act or any comparable statute in any other applicable jurisdiction. None of the Loan Parties nor any of their Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or any applicable federal, state and local health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substances into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.
1.6 Litigation
. Except as disclosed in Borrower’s Current Reports on Form 8-K, quarterly reports on Form 10-Q or Annual Reports on Form 10-K, there is no action, suit, proceeding, arbitration, inquiry or investigation (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the best knowledge of the Borrower, threatened against or affecting the Loan Parties or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties nor any of their Subsidiaries is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default would or could have a Material Adverse Effect.
1.7 No Default
. No event has occurred and is continuing that is a Default or an Event of Default.
1.8 Title to Properties
. Each of the Loan Parties has good and marketable fee title, or title insurable by a reputable and nationally recognized title insurance company, to the Real Property Inventory owned by it, and to all the other assets owned by it and either reflected on the balance sheet and related notes and schedules most recently delivered by the Borrower to the Lenders (the “Recent Balance Sheet”) or acquired by it after the date of that balance sheet and prior to the date hereof, except for those properties and assets which have been disposed of since the date of the Recent Balance Sheet or which no longer are used or useful in the conduct of its business or which are classified as real estate not owned under GAAP. All such Real Property Inventory and other assets owned by the Loan Parties are free and clear of all mortgages, Liens, charges and other encumbrances (other than Permitted Liens), except (i) in the case of Real Property Inventory, as reflected on title insurance policies insuring the interest of the applicable Loan Party in the Real Property Inventory or in title insurance binders issued with respect to the Real Property Inventory (some of which title insurance binders have expired but were valid at the time of acquisition of the relevant Real Property Inventory), and (ii) as reflected in the Recent Balance Sheet.
1.9 Tax Liability

. There have been filed all federal, state and local tax returns with respect to the operations of the Loan Parties which are required to be filed, except where extensions of time to make those filings have been granted by the appropriate taxing authorities and the extensions have not expired or where failure to file would not have a Material Adverse Effect. The Loan Parties have paid or caused to be paid to the appropriate taxing authorities all Taxes as shown on those returns and on any assessment received by any of them, to the extent that those Taxes have become due, except for Taxes the failure to pay which do not violate the provisions of this Agreement.
1.10 Regulations U and X; Investment Company Act.
(a)    Neither the Borrower nor any other Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U or Regulation X of the Board). Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Loan Parties and their Subsidiaries on a consolidated basis which are subject to any limitation on sale, pledge, or other restriction hereunder.

(b)    No part of the proceeds of any of the Advances will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. If requested by the Lenders, the Borrower shall furnish to the Lenders a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of said Board. No part of the proceeds of the Advances will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors.

(c)    None of the Loan Parties nor any of their Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
1.11 ERISA Compliance
.
(a)Each Plan is in compliance in all material respects with the application provisions of ERISA, the Code and other Federal or state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
1.1 Subsidiaries; Joint Ventures

. Schedule 4.12 contains a complete and accurate list of (a) all Subsidiaries of the Borrower, including, with respect to each Subsidiary, (i) its state of incorporation, (ii) all jurisdictions (if any) in which it is qualified as a foreign corporation, (iii) the number of shares of its Capital Stock outstanding, and (iv) the number and percentage of its shares owned by the Borrower and/or by any other Subsidiary, and (b) each Joint Venture, including, with respect to each such Joint Venture, (i) its jurisdiction of organization, (ii) all other jurisdictions in which it is qualified as a foreign entity and (iii) the number and percentage of its shares owned by the Borrower and/or by any other Subsidiary. Except for the Designated Subsidiaries, all the outstanding shares of Capital Stock of each Subsidiary of the Borrower are validly issued, fully paid and nonassessable, except as otherwise provided by state wage claim laws of general applicability. Except for the Designated Subsidiaries, all of the outstanding shares of Capital Stock of each Subsidiary owned by the Borrower or another Subsidiary as specified in Schedule 4.12 are owned free and clear of all Liens, security interests, equity or other beneficial interests, charges and encumbrances of any kind whatsoever, except for Permitted Liens. Neither the Borrower nor any other Loan Party owns of record or beneficially any shares of the Capital Stock or other equity interests of any Subsidiary that is not a Guarantor, except Unrestricted Subsidiaries.
1.2 Environmental Compliance
. To the best of the Borrower’s knowledge and belief, no Hazardous Substances in material violation of any Environmental Laws are present upon any of the Real Property Inventory owned by any of the Loan Parties or any of their Subsidiaries or any Real Property Inventory which is encumbered by any mortgage held by any of the Loan Parties or any of their Subsidiaries, and none of the Loan Parties nor any of their Subsidiaries has received any notice to the effect that any of the Real Property Inventory owned by any of the Loan Parties or any of their Subsidiaries or any of their respective operations are not in compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance into the environment which non-compliance or remedial action could be reasonably expected to have a Material Adverse Effect.
1.3 No Misrepresentation
. No representation or warranty by any Loan Party made under this Agreement and no certificate, schedule, exhibit, report or other document provided or to be provided by any Loan Party in connection with the transactions contemplated hereby or thereby (including, without limitation, the negotiation of and compliance with the Loan Documents) contains or will contain a misstatement of a material fact or omit to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading.
1.4 Solvent
. Loan Parties and their Subsidiaries on a consolidated basis are Solvent.
1.5 Foreign Direct Investment Regulations
. Neither the making of the Loans or advances of credit nor the repayment thereof nor any other transaction contemplated hereby will involve or constitute a violation by any Loan Party of any provision of the Foreign Direct Investment Regulations of the United States Department of Commerce or of any license, ruling, order, or direction of the Secretary of Commerce thereunder.
1.6 Relationship of the Loan Parties
. The Loan Parties are engaged as an integrated group in the business of owning, developing and selling Real Property Inventory and of providing the required services, credit and other facilities for those integrated operations. The Loan Parties require financing on such a basis that funds can be made available from time to time to such entities, to the extent required for the continued successful operation of their integrated operations. The Loans and other advances of credit to be made to the Borrower under this Agreement are for the purpose of financing the integrated operations of the Loan Parties, and the Loan Parties expect to derive benefit, directly or indirectly, from the Loans and other advances, both individually and as a member of the integrated group, since the financial success of the operations of the Loan Parties is dependent upon the continued successful performance of the integrated group as a whole.
1.7 Insurance
. The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties and their Subsidiaries operate.
1.8 Foreign Asset Control Regulations
. Neither the execution and delivery of the Loan Documents by Borrower or any Loan Party nor the use of the proceeds of any Loan or any extension of credit, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same. Without limiting the generality of the foregoing, none of the Borrower, any Loan Party nor any of their respective subsidiaries (a) are or will become a blocked person described in Section 1 of the Anti-Terrorism Order or (b) engage or will engage in any dealings or transactions or be otherwise associated with any such blocked person.
1.9 Intellectual Property; Licenses, Etc. The Borrower and its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.
1.10 Subordinated Debt. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Debt, which outstanding Subordinated Debt as of the Closing Date is identified in Schedule 4.21.
1.11 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
4.23    Disclosure. As of June 28, 2018, the information included in the Beneficial Ownership Certification provided by Borrower to the Administrative Agent or any Lender is true and correct in all respects.

SECTION 5.CONDITIONS PRECEDENT
1.1 Conditions to Initial Extension of Credit
. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:
(a)Credit Agreement; Guarantee and Notes. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Borrower and each Lender listed on Schedule

1.1A, which shall be in full force and effect, (ii) the Guarantee Agreement, executed and delivered by each Guarantor, which shall be in full force and effect, and (iii) Notes, if requested, payable to the order of each requesting Lender, which shall be in full force and effect.
(b) Financial Statements. The Lenders shall have received Form 10-Q for the Borrower and its Subsidiaries filed for the fiscal quarter ended March 31, 2014 (which financial statement shall be deemed delivered when filed with the SEC).
(c)Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel to the Administrative Agent) on or before the Closing Date.
(d)    Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The following supporting documents with respect to the Borrower and the other Loan Parties: (i) a copy of its certificate or articles of incorporation, formation, organization or certificate of limited partnership (as applicable) certified as of a date reasonably close to the Closing Date to be a true and accurate copy by the Secretary of State (or similar governmental authority) of its state of incorporation or formation; (ii) a certificate of that Secretary of State (or similar governmental authority), dated as of a date reasonably close to the Closing Date, as to its existence and (if available) good standing; (iii) a certificate of the Secretary of State (or similar governmental authority) of each jurisdiction, other than its state of incorporation or formation, in which it is qualified as a foreign corporation, limited liability company or other entity (as applicable), as to such qualification; (iv) a copy of its by-laws, partnership agreement or operating agreement (as applicable), certified by its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable) to be a true and accurate copy of its by-laws, partnership agreement or operating agreement (as applicable) in effect on the Closing Date; (v) a certificate of its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable), as to the incumbency and signatures of its officers or other Persons who have executed any documents on behalf of such Loan Party in connection with the transactions contemplated by this Agreement; (vi) a copy of resolutions of its Board of Directors, certified by its secretary or assistant secretary to be a true and accurate copy of resolutions duly adopted by such Board of Directors, or other appropriate resolutions or consents of, its partners or members certified by its general partner or manager (as applicable) to be true and correct copies thereof duly adopted, approved or otherwise delivered by its partners or members (to the extent necessary and applicable), each of which is certified to be in full force and effect on the Closing Date, authorizing the execution and delivery by it of this Agreement and any Notes, Guarantee Agreement and other Loan Documents delivered on the Closing Date to which it is a party and the performance by it of all its obligations thereunder; and (vii) such additional supporting documents and other information with respect to its operations and affairs as the Administrative Agent may reasonably request.
(e)    Legal Opinions. The Administrative Agent shall have received a favorable legal opinion of Snell & Wilmer L.L.P., counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F. Such legal opinions shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.
(f)    Representations and Warranties; No Defaults. Certificates signed by a duly authorized officer of the Borrower stating that: (i) the representations and warranties of the Borrower contained in Section 4 hereof are correct and accurate in all material respects on and as of the Closing Date as though made on and as of the Closing Date, provided, that, to the extent any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect, such representation shall be true and correct in all respects, and (ii) no event has occurred and is continuing which constitutes an Event of Default or Default hereunder as of the Closing Date, or after giving effect to any extension of credit on the Closing Date.
(g)    Compliance Certificate; Borrowing Base Certificate. Delivery of (i) a Compliance Certificate, substantially in the form of Exhibit B, as of March 31, 2014, and (ii) a Borrowing Base Certificate, substantially in the form of Exhibit C, as of March 31, 2014.

(h)    Additional Documents. Such other agreements, instruments and documents as the Administrative Agent, its counsel or any Lender may reasonably request.
1.1 Conditions to Each Extension of Credit
. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:
(a)Borrowing Request. The Administrative Agent shall have received notice of Borrower’s request for Revolving Loan as provided in Section 2.2~~, Swingline Loan as provided in Section 2.3~~ or Application as provided in Section 3.2.
(b)Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except any representations and warranties which are qualified by materiality, shall be correct and accurate in all respects) on and as of such date as if made on and as of such date, provided if any such representations and warranties are expressly made only as of a prior date, such representations and warranties shall be true as of such prior date.
(c)No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
(d)Availability. If, after giving effect to such Loan or Letter of Credit, the Borrowing Base Availability is less than the Outstanding Amount, Borrower shall, on such date, reduce the Outstanding Amount by an amount at least equal to such deficiency.
Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.
SECTION 6.AFFIRMATIVE COVENANTS
Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount (other than contingent obligations such as indemnities or increased costs) is owing to any Lender, the Issuing Lender or the Administrative Agent hereunder, Borrower shall and shall cause each Loan Party to:
1.1 Reporting Requirements
. Borrower shall maintain a standard system of accounting established and administered in accordance with GAAP and shall cause to be delivered to the Administrative Agent (for prompt distribution by the Administrative Agent to Lenders):
(a)as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2014), a consolidated balance sheet of the Loan Parties and their Subsidiaries as of the end of that fiscal year and the related consolidated statements of operations, stockholders’ equity and cash flows for that fiscal year, all with accompanying notes and schedules, prepared in accordance with GAAP consistently applied and audited and reported upon by Deloitte & Touche or another firm of independent certified public accountants of similar recognized standing selected by the Borrower and acceptable to the Administrative Agent (such audit report shall be unqualified except for qualifications relating to changes in GAAP and required or approved by the Borrower’s independent certified public accountants); the financial statements filed with or furnished to the Securities and Exchange Commission by the Borrower (and which are available online) shall be deemed to have been provided by the Borrower under this reporting requirement;

(b)as soon as available and in any event within 45 days after the end of each of the first three quarters, of each fiscal year of the Borrower, a consolidated balance sheet of the Loan Parties and their Subsidiaries as of the end of that quarter, and the related consolidated statement of operations and cash flows of the Loan Parties and their Subsidiaries for the period from the beginning of the fiscal year to the end of that quarter, all prepared in accordance with GAAP consistently applied, unaudited but certified to be true and accurate, subject to normal year-end audit adjustments, by an Authorized Financial Officer of the Borrower; the financial statements filed with or furnished to the Securities and Exchange Commission by the Borrower (and which are available online) shall be deemed to have been provided by the Borrower under this reporting requirement;
(c)concurrently with the delivery of the financial statements described in subsection (a) above, a letter signed by that firm of independent certified public accountants to the effect that, during the course of their examination, nothing came to their attention which caused them to believe that any Event of Default has occurred, or if such Event of Default has occurred, specifying the facts with respect thereto; and concurrently with the delivery of the financial statements described in subsection (b) above, a certificate signed by the Chief Executive Officer, President or Executive Vice President and an Authorized Financial Officer of the Borrower to the effect that having read this Agreement, and based upon an examination which they deemed sufficient to enable them to make an informed statement, there does not exist any Event of Default or Default, or if such Event of Default or Default has occurred, specifying the facts with respect thereto;
(d)within 90 days after the beginning of each fiscal year of the Borrower on or after 2013, a projection, in reasonable detail and in form and substance satisfactory to the Administrative Agent, on a quarterly basis, of the earnings, cash flow, balance sheet and covenant calculations (with assumptions for all of the foregoing) of the Loan Parties and their Subsidiaries for that fiscal year;
(e)promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders, and of all regular and periodic reports and other material (including copies of all registration statements and reports under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended) filed by the Borrower with or furnished to any securities exchange or any governmental authority or commission, except material filed with or furnished to governmental authorities or commissions relating to the development of Real Property Inventory in the ordinary course of the business of the Loan Parties and which does not relate to or disclose any Material Adverse Effect; the reports and financial statements filed with or furnished to the Securities and Exchange Commission by the Borrower (and which are available online) shall be deemed to have been provided by the Borrower under these reporting requirements;
(f)as soon as available and in any event within 90 days after the end of the fourth quarter of each fiscal year for the Joint Ventures, a statement of earnings, assets, liabilities and net worth, indicating Borrower’s and each Loan Party’s pro rata share thereof, in the form attached as Schedule 6.1(f);
(g)the following reports: within 45 days after the end of each of the first three quarters, and within 90 days after the end of each fiscal year of the Borrower (commencing with the quarter ending June 30, 2014 and fiscal year ending December 31, 2014), a report which shall include the information and calculations provided for in the Borrowing Base Certificate and Compliance Certificate attached to this Agreement and such other condition in reasonable detail and be in form and substance satisfactory to the Administrative Agent, with calculations indicating that the Borrower is in compliance, as of the last day of such quarterly or annual period, as the case may be, with the provisions of the financial covenants in Section 7.1 of Borrower and the Loan Parties and with the provisions of Section 7.4(m). The reports furnished pursuant to this subsection (g) shall each be certified to be true and correct by an Authorized Financial Officer of the Borrower;
(h)as soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Financial Officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

(i)as soon as possible and in any event within 10 days after receipt thereof by any of the Loan Parties or any of their Subsidiaries, a copy of (i) any notice or claim to the effect that any of the Loan Parties or of their Subsidiaries is or may be liable to any Person as a result of the release by any of the Loan Parties, any of their Subsidiaries, or any other Person of any Hazardous Substance into the environment, and (ii) any notice alleging any violation of any Environmental Law or any federal, state or local health or safety law or regulation by any of the Loan Parties or any of their Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect;
(j)concurrently with the quarterly financial statements described in subsection (b) above following the end of any quarter in which there occurred an event that requires a Subsidiary that is not then a Guarantor to become a Guarantor under this Agreement (as described in Section 6.7 below) (or at any time that the Borrower may elect to cause any other Subsidiary to be a Guarantor), the Borrower shall deliver to the Administrative Agent (i) a Supplemental Guaranty, substantially in the form provided for in the Guarantee Agreement, executed by a duly authorized officer of such Subsidiary; (ii) a copy of the certificate of incorporation or other organizational document of such Subsidiary, certified by the secretary of state or other official of the state or other jurisdiction of its incorporation; and (iii) representations and warranties from Borrower regarding such Guarantor’s formation, authority, execution, delivery, non-contravention and enforceability of the Supplemental Guaranty as are delivered by the Borrower and Loan Parties at the Closing Date; and
(k)such supplements to the aforementioned documents and additional information and reports as the Administrative Agent or any Lender may from time to time reasonably require and information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
1.1 Payment of Taxes and Other Potential Liens
. Pay all its debts and perform all its obligations promptly and in accordance with the respective terms thereof, and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon any Loan Party or upon any of their respective incomes or receipts or upon any of their respective properties before the same shall become in default or past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might result in the imposition of a Lien or charge upon such properties or any part thereof; provided, however, that it shall not constitute a violation of the provisions of this Section 6.2 if any Loan Party shall fail to perform any such obligation or to pay any such debt (except for obligations for money borrowed), tax, assessment, governmental charge or levy or claim for labor, materials or supplies which is being contested in good faith, by proper proceedings diligently pursued, and as to which adequate reserves have been provided.
1.2 Preservation of Existence
. Do or cause to be done all things or proceed with due diligence with any actions or courses of action which may be necessary to preserve and keep in full force and effect its existence under the laws of their respective states of incorporation or formation and all qualifications or licenses in jurisdictions in which such qualification or licensing is required for the conduct of its business, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided, however, that nothing herein shall be deemed to prohibit any merger, consolidation, Division, liquidation or dissolution permitted under Section 7.3.. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The primary business of the Loan Parties and their Subsidiaries shall at all times be the acquisition, development and sale of real estate assets and ancillary and complementary businesses thereto.
1.3 Maintenance of Properties

. Maintain all its properties and assets in good working order and condition and make all necessary repairs, renewals and replacements thereof so that its business carried on in connection therewith may be properly conducted at all times; and maintain or require to be maintained (a) adequate insurance, by financially sound and reputable insurers, on all properties of the Loan Parties which are of character usually insured by Persons engaged in the same or a similar business (including, without limitation, all Real Property Inventory encumbered by mortgages securing mortgage loans made by any Loan Party, to the extent normally required by prudent mortgagees, and all Real Property Inventory which is subject of an equity investment by any Loan Party, to the extent normally carried by prudent builder-developers) against loss or damage resulting from fire, defects in title or other risks insured against by extended coverage and of the kind customarily insured against by those Persons, (b) adequate public liability insurance against tort claims which may be incurred by any Loan Party, and (c) such other insurance as may be required by law, in each case, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Upon the request of the Administrative Agent, the Borrower will furnish to the Lenders full information as to the insurance carried. Notwithstanding the foregoing provisions of this section, the Borrower shall be permitted to self-insure against all property and casualty risks associated with its construction of dwelling units up to a maximum aggregate construction exposure for any project not to exceed at any time 10% of Consolidated Tangible Net Worth.
1.4 Access to Premises and Books
. At all reasonable times and as often as any Lender may reasonably request, permit authorized representatives and agents (including accountants) designated by that Lender to (a) have access to the premises of the Borrower and each Subsidiary and to their respective corporate books and financial records, and all other records relating to their respective operations and procedures, (b) make copies of or excerpts from those books and records and (c) upon reasonable notice to the Borrower, discuss the respective affairs, finances and operations of the Loan Parties and their Subsidiaries with, and to be advised as to the same by, their respective officers and directors.
1.5 Notices
. Give prompt written notice to the Administrative Agent of (a) any proceeding instituted by or against the Borrower or any of the Loan Parties in any federal or state court or before any commission or other regulatory body, federal, state or local or other governmental agency, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on any Loan Party, (b) any other Event which could reasonably be expected to lead to or result in a Material Adverse Effect on any Loan Party or result in an Event of Default, and (c) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
1.6 Addition and Removal of Guarantors
. Give the Administrative Agent written notice of the formation or acquisition of any Restricted Subsidiary. Such Restricted Subsidiary shall be required to become a Guarantor. Notwithstanding anything to the contrary, if at any time or from time to time any event results in a Change in Status of a Guarantor, the Borrower shall deliver notice thereof to the Administrative Agent, including a reasonably detailed description of the Change in Status and a statement of the effective date of the Change in Status. Such notice shall be delivered no later than 45 days after the end of the fiscal quarter during which such Change in Status occurs; provided, however, that with respect to any Change in Status occurring during the last quarter of Borrower’s fiscal year, such notice shall be delivered no later than 60 days after the end of such final fiscal quarter. Each Change in Status event shall be effective as of the effective date of such Change in Status, automatically, without any further action by any party to this Agreement, and the Subsidiary that is subject to such Change in Status shall no longer be a Guarantor. In connection with each Change in Status, the Administrative Agent, on behalf of Lenders, shall promptly following receipt of written notice of Change in Status, execute and deliver to the Borrower a written confirmation of such Change in Status.
1.7 Compliance with Laws and Other Requirements

. Promptly and fully, comply with, conform to and obey all present and future laws, ordinances, rules, regulations, orders, writs, judgments, injunctions, decrees, awards and all other legal requirements applicable to the Loan Parties, their Subsidiaries and their respective properties, including, without limitation, Regulation Z of the Board, the Federal Interstate Land Sales Full Disclosure Act, ERISA, the Florida Land Sales Act or any similar statute in any applicable jurisdiction, in each case, the violation of which would have a Material Adverse Effect on any Loan Party. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
1.8 Use of Proceeds
. Use and cause to be used the proceeds of the Loans for working capital and general corporate purposes including acquisitions. The Borrower will not request any Loan or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 7.NEGATIVE COVENANTS
Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount (other than contingent obligations such as indemnities and increased costs) is owing to any Lender, the Issuing Lender or the Administrative Agent hereunder:
1.1 Financial Condition Covenants. Borrower shall not,
(a) Maximum Leverage Ratio. As of the end of each fiscal quarter, permit the Leverage Ratio to exceed sixty percent (60%).
(b) ~~Minimum Interest Coverage/Minimum Liquidity Test. As of the end of each fiscal quarter, fail to maintain either (a) Liquidity in an amount not less than Consolidated Interest Incurred for the last twelve months then ended (such amount, the “Minimum Liquidity Amount”) or (b) an Interest Coverage Ratio greater than 1.50:1.00.~~[reserved].

(c) Minimum Net Worth Test. As of the end of each fiscal quarter, fail to maintain minimum Consolidated Tangible Net Worth of at least (a) $~~1,949,562,000~~2,817,640,000 plus (b) the sum of (i) 50% of the cumulative Consolidated Net Income of each fiscal quarter where net income is positive, of the Loan Parties and their Subsidiaries plus (ii) 50% of the net proceeds from any equity offerings of Borrower, in each case, from and after ~~September 30~~March 31, ~~2021~~2023.
1.2 Liens and Encumbrances
. Borrower shall not, nor shall it permit any other Loan Party to, grant or suffer or permit to exist any Liens on any of its rights, properties or assets other than Permitted Liens.
1.3 Limitation on Fundamental Changes
.
(a)    Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, do any of the following:

(i)sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Borrower and the Subsidiaries (taken as a whole on a consolidated basis) except (A) for the sale of inventory in the ordinary course of business, or (B) other dispositions, sales, or assignments or properties (including a bulk sale of properties held in a geographic region) relating to restructuring or withdrawal from one or more geographic regions, provided that the fair value of such dispositions, sales or transfers does not exceed in any twelve (12) consecutive months 15% of Consolidated Tangible Net Worth;
(ii)merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it or consummate a Division as the Dividing Person;
(iii)dissolve, liquidate or wind up its business by operation of law or otherwise; or
(iv)distribute to the stockholders of the Borrower any Capital Stock of any Subsidiary that is a Guarantor;
provided, however, that any Subsidiary or any other Person may merge into or consolidate with, consummate a Division, or may dissolve and liquidate into a Loan Party and any Subsidiary that is not a Loan Party may merge into or consolidate with, consummate a Division, or may dissolve and liquidate into another Subsidiary that is not a Loan Party, if (and only if), (1) in the case of a merger or consolidation involving a Loan Party other than the Borrower, the surviving Person is, or upon such merger or consolidation becomes, a Loan Party, (2) in the case of a merger or consolidation involving the Borrower, the Borrower is the surviving Person, (3) in the case of a Subsidiary that is not a Loan Party, such Subsidiary is merging or consolidating with any Subsidiary that is not a Loan Party, (4) in the case of a Division of a Subsidiary that is an LLC and such Subsidiary is the Dividing Person, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Subsidiaries at such time, or, with respect to assets not so held by one or more Subsidiaries, such Division, in the aggregate, would not otherwise result in a disposition prohibited by Section 7.3(a)(i) above, (5) the character of the business of the Borrower and the Subsidiaries on a consolidated basis will not be materially changed by such occurrence, and (6) such occurrence shall not constitute or give rise to (a) an Event of Default or (b) Default (beyond all applicable grace and cure periods) in respect of any of the covenants contained in any agreement to which the Borrower or any such Subsidiary is a party or by which its property may be bound if such default would have a Material Adverse Effect.
(b)    Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, acquire another Person unless (i) the primary business of such Person is engaging in homebuilding, land acquisition or land development businesses and businesses that are reasonably related thereto or reasonable extensions thereof and (ii) the majority of shareholders (or other equity interest holders), the board of directors or other governing body of such Person approves such acquisition.
Nothing contained in this Section 7.3, however, shall restrict any sale of assets among the Loan Parties and their Subsidiaries which is in the ordinary course of business or is otherwise in compliance with all other provisions of this Agreement.
1.4 Permitted Investments
. Borrower shall not, nor shall it permit any Restricted Subsidiary to, make any Investment or otherwise acquire any interest in any Person, except:
(a)Investments in or loans or advances to (i) Borrower, (ii) in any wholly-owned Guarantor, and (iii) any Restricted Subsidiary;
(b)Cash Equivalents (including Permitted Investments);

(c)receivables owing to Borrower or any Guarantor if created or acquired in the ordinary course of business;
(d)lease, utility and other similar deposits in the ordinary course of business;
(e)Investments made by Borrower or any Guarantor for consideration consisting only of Capital Stock;
(f)guarantees of performance obligations in the ordinary course of business;
(g)Investments outstanding on the Closing Date, as set forth on Schedule 7.4;
(h)Investments permitted by Section 7.3(b);
(i)Investments in mortgages, receivables, other securities or ownership interests, loans or advances made in connection with a strategy to acquire land or other homebuilding assets through foreclosure or other exercise of remedies;
(j)Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;
(k)Investments or securities received in settlement of debts owing to Borrower or any Guarantor in the ordinary course of business;
(l)loans to employees, agents, customers or suppliers in the ordinary course of business not to exceed $10,000,000 in the aggregate at any time outstanding;
(m)Investments, other than those permitted by subsections (a) through (l) above, in Persons that are in the business of homebuilding, land acquisition or land development businesses and businesses that are reasonably related thereto or reasonable extensions thereof not to exceed in the aggregate amount outstanding at any time 30% of Consolidated Tangible Net Worth; and
(n)other Investments in the aggregate amount not to exceed $~~20,000,000~~25,000,000 at any time outstanding.
1.1 No Margin Stock
. Use or permit to be used any of the proceeds of the proceeds of the Loans to purchase or carry any “margin stock” (as defined in Regulation U).
1.2 Burdensome Agreements
. Enter into any Contractual Obligation that limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Restricted Subsidiary to guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure its obligations under the Loan Documents to which it is a party; provided, however, that this clause (iii) shall not prohibit the requirement of granting a pari passu Lien in favor of any holder of any public Indebtedness if the Obligations hereunder are required to be secured; provided, further, however, the foregoing shall not apply to (w) restrictions imposed by law or this Agreement, (x) customary restrictions and conditions contained in agreements relating to a sale of a Subsidiary or all or substantially all of its assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (y) customary provisions in leases, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer or encumbrance of leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar Person and (z) with respect to clause (iii) customary provisions in leases restricting the assignment thereof.
1.3 Intentionally omitted.
1.4 Prepayment of Indebtedness
. If a Default has occurred and is continuing or an acceleration of the indebtedness under this Agreement has occurred, Borrower shall not voluntarily prepay, or permit any Guarantor voluntarily to prepay, the principal amount, in whole or in part, of any Indebtedness other than (a) indebtedness owed to each Lender hereunder or under some other agreement between Borrower and such Lender, (b) Indebtedness which ranks pari passu with the indebtedness incurred under this Agreement which is or becomes due and owing whether by reason of acceleration or otherwise and (c) Indebtedness which is exchanged for, or converted into, Capital Stock (or securities to acquire Capital Stock) of any Loan Party.
1.5 Pension Plan
.  Borrower shall not enter into, maintain or make contributions to, or permit any Subsidiary to enter into, maintain or make contributions to, directly or indirectly, any plan that is subject to Title IV of ERISA, except for defined benefit pension plans of any Persons formed or acquired, directly or indirectly, by Borrower or any Subsidiary as permitted under this Agreement.
1.6 Transactions with Affiliates
. Enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate (or permit any Subsidiary to do any of the foregoing), except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s, or Loan Party’s or a Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower, such Loan Party or such Subsidiary than the Borrower, such Loan Party or such Subsidiary would obtain in a comparable arms’-length transaction.
1.7 Foreign Assets Control Regulations
. The Borrower shall not use or permit the use the proceeds of any Loan or any extension of credit in any manner that will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same. Without limiting the foregoing, neither the Borrowers nor any Loan Party will permit itself nor any of its Subsidiaries to (a) become a blocked person described in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions or be otherwise associated with any person who is a blocked person.
SECTION 8.EVENTS OF DEFAULT; REMEDIES
If any of the following events shall occur and be continuing:
(a)the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, Reimbursement Obligation, any fees hereunder or any other amount payable hereunder or under any other Loan Document within five (5) Business Days after any such interest, fees or other amounts becomes due in accordance with the terms hereof; or
(b)any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document when made which shall be false or misleading when made if the same has a Material Adverse Effect; or

(c)any Loan Party shall default in the observance or performance of any covenant contained in Sections 6.3, 6.5, 6.6 or 6.9, or Section 7; or
(d)any Loan Party shall default in the observance or performance of any other covenant contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied for a period of thirty (30) days; or
(e)any Loan Party shall (i) default in making any payment of any principal of any Indebtedness (including any Contingent Obligation, but excluding the Loans and Non-Recourse Indebtedness) beyond any applicable period of grace, or (ii) default in making any payment of any interest on any such Indebtedness or Contingent Obligation set forth in clause (i) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligations set forth in clause (i) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Contingent Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness or Contingent Obligation the aggregate outstanding principal amount of which is $~~25,000,000~~30,000,000 or more; or
(f)(i) Borrower or any other Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against Borrower or any other Loan Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against Borrower or any other Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Borrower or any other Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower or any other Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) or Borrower or any other Loan Party shall make a general assignment for the benefit of its creditors; or
(g)(i) an ERISA Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Pension Plan, (iii) the PBGC shall institute proceedings to terminate any Pension Plan(s), (iv) any Loan Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; or (v) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, which could reasonably be expected to result in a Material Adverse Effect; or
(h)one or more final non-appealable judgments or decrees shall be entered against any Loan Party involving in the aggregate a liability of more than $~~15,000,000~~20,000,000, and all such judgments or decrees shall not have been paid, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or
(i)any Loan Party shall be found responsible for (A) the release by any Loan Party, any of its Subsidiaries or any other Person of any Hazardous Substance into the environment, or (B) any violation of any Environmental Law or any federal, state or local health or safety law or regulation, which, in either case of clause (A) or (B), could reasonably be expected to have a Material Adverse Effect; or
(j)the guarantee contained in Section 1 of the Guarantee Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert (excluding release of any Loan Party in accordance with the Loan Documents); or
(k)there shall occur any Change of Control of the Borrower;
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.
On and after the occurrence of an Event of Default, the Administrative Agent shall apply all payments in respect of any Obligations in the following order: (i) first, to pay Obligations in respect of (A) any fees, expenses, reimbursements or indemnities then due to the Administrative Agent, (B) any fees (other than commitment fees and Letter of Credit fees), expenses, reimbursements or indemnities then due to the Lenders and Issuing Lenders and (C) to pay commitment fees, Letter of Credit fees and interest due in respect of Loans and Letters of Credit; (ii) second to the ratable payment or prepayment of principal outstanding on Loans and Letters of Credit; and (iii) third, to the ratable payment of all other Obligations. On or after the occurrence of an Event of Default, all principal payments in respect of Loans shall be applied, first, to repay outstanding ~~Swingline Loans, next outstanding~~ ABR Loans and then to repay outstanding Term Benchmark Loans and, if applicable, RFR Loans, with those that have the earlier expiring Interest Period being repaid prior to those that have later expiring Interest Periods.  The order of priority set forth in this paragraph and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the Lenders, and the Issuing Lenders as among themselves.  The order of priority set forth in clause (i) may be changed only with the prior written consent of the Administrative Agent and the order of priority of payments in respect of Letters of Credit may be changed only with the prior written consent of the Issuing Lenders.

SECTION 9.THE AGENTS
1.1 Appointment
. Each Lender and the Issuing Lenders hereby irrevocably ~~designates and appoints~~designate and appoint the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender and the Issuing Lenders irrevocably ~~authorizes~~authorize the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto~~. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or~~ It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or ~~otherwise exist against~~any other similar term) with reference to the Administrative Agent~~.~~ is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Without limiting the foregoing, each Lender and each Issuing Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
1.2 Delegation of Duties
. The Administrative Agent may ~~execute~~perform any and all of its duties ~~under this Agreement and the~~and exercise its rights and powers hereunder or under any other Loan ~~Documents~~Document by or through ~~agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties~~any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any ~~agents or attorneys in-fact selected by it with reasonable care.~~sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.
1.3 Exculpatory Provisions
. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its obligations hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the

Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable laws, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided; and
(c)     shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its affiliates in any capacity.
~~.~~ Neither Administrative Agent nor any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.
1.4 Reliance by Administrative Agent
. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing~~,~~ (including any Internet or intranet website posting or distribution), resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower rendered in any legal opinion for the benefit of the Administrative Agent or any Lender), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
1.5 Notice of Default
. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a

Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
1.6 Non-Reliance on Administrative Agent and Other Lenders
. Each Lender expressly acknowledges that neither the Administrative Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, any arranger of this credit facility or any other Lender and their respective related parties, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, any arranger of this credit facility or any other Lender and their respective related parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates.
1.7 Indemnification
. The Lenders agree to indemnify the Administrative Agent and its officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentage Interests in effect on the date on which indemnification is sought under this Section 9.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
1.8 Posting of Communications. ~~(a)~~ The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or

any other similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(a) ~~(b)~~ Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(b) ~~(c)~~ THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(c) ~~(d)~~ Each Lender and each Issuing Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Lender agrees ~~(A)~~ to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Lender’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and ~~(B)~~ that the foregoing notice may be sent to such email address.
(d) ~~(e)~~ Each of the Lenders, each of the Issuing Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(e) ~~(f)~~ Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
1.9 Administrative Agent in Its Individual Capacity
. The Administrative Agent and its affiliates may make loans to, accept deposits from, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with any Loan Party as though such Administrative Agent were not an agent hereunder and without any duty to account therefor to the Lenders. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.
1.10 Successor Administrative Agent
. The Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 and of Section 10.5 shall continue to inure to its benefit.
1.11 Documentation Agent ~~and Syndication Agent~~
. ~~Neither the~~No Documentation Agent ~~nor the Syndication Agent~~ shall have any duties or responsibilities hereunder in its capacity as such.
9.12 Certain ERISA Matters.
(a)     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)     such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;
(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)     such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)     In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:
(i)     none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto);
(c)     The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
9.13    Erroneous Payments. (i) Each Lender and Issuing Lender hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Lender (whether or not known to such Lender or Issuing Lender), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Lender, as applicable, shall promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Lender, as applicable, to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or such Issuing Lender, as applicable, shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or Issuing Lender under this Section 9.13 shall be conclusive, absent manifest error.
(ii)    Each Lender and Issuing Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender and Issuing Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or such Issuing Lender, as applicable, shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)    The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or Issuing Lender, as applicable, that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Lender, as applicable, with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from any Loan Party for the purpose of making such erroneous Payment.
(iv)    Each party’s obligations under this Section 9.13 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
9.14    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing

Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 2.5, 3.3 and 10.5) allowed in such judicial proceeding; and
(b)     to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Lenders to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.5 and 10.5.

SECTION 10.MISCELLANEOUS
1.1 Amendments and Waivers
. Subject to Section 2.13(c), neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby (except that an increase in the available portion of any Commitment of any Lender pursuant to the reallocation provisions of Section 2.20 shall not be deemed to constitute an increase of the Commitment of such Lender); (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, except in accordance with this Agreement, (A) release all or substantially all of the collateral provided pursuant to this Agreement or (B) release all or substantially all of the Guarantors from their obligations under the Guarantee Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 2.14 without the written consent of all the Lenders; (v) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document that affects the Administrative Agent without the written consent of the Administrative Agent; (vi) ~~amend, modify or waive any provision of Section 2.3 or 2.4 without the written consent of the Swingline Lender;~~[reserved]; or (vii) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender; provided, further, that if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent on a subsequent or other Default or Event of Default.
1.2 Notices
. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by ~~telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows~~electronic transmission, facsimile transmission, Internet or intranet posting, or similar writing), and shall be given to such party: (x) (i) in the case of the Borrower, at the address(es) or facsimile number(s) set forth below and (ii) in the case of ~~Holdings, the Borrower and~~ the Administrative Agent, ~~and as~~at the address set forth below, (y) in the case of any Lender, at its address or facsimile number set forth in ~~an~~its administrative questionnaire delivered to the Administrative Agent or (z) in the case of ~~the Lenders, or to~~any party, at such other address ~~as may be hereafter notified by the respective parties hereto:~~or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this Section 10.2. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section during the applicable recipient’s normal business hours and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if sent to an email address, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), (iv) if posted to an Internet or intranet website, upon the deemed receipt by the intended recipient during the recipient’s normal business hours, at its e-mail address as described in the foregoing clause (iii), of notification that such notice or communication is available and identifying the website address therefor or (v) if given by any other means, when delivered at the address specified in this Section.

Borrower:	Meritage Homes Corporation 8800 E. Raintree Drive, Suite 300 Scottsdale, AZ 85260
Attention: ~~Larry Seay~~Hilla Sferruzza, Chief Financial Officer
~~Telecopy: 480-998-9178Facsimile: 480-627-5022~~
Telephone: ~~480-515-8003~~480-515-8017
Email: ~~larry.seay~~hilla.sferruzza@meritagehomes.com

with copies to:
Meritage Homes Corporation 8800 E. Raintree Drive, Suite 300 Scottsdale, AZ 85260
Attention: ~~Tim White~~Malissia Clinton, General Counsel
~~Telecopy:Facsimile: 480-375-2914~~
Telephone: ~~480-515-8005~~480-515-8631
Email: ~~tim.white~~Malissia.clinton@meritagehomes.com

and:
Snell & Wilmer L.L.P. ~~400 E. Van Buren~~One East Washington Street, ~~#1900~~Suite 2700 Phoenix, AZ 85004
Attention: Jeffrey Beck, Esq.
~~Telecopy:Facsimile: 602-382-6070~~
Telephone: 602-382-6316
Email: jbeck@swlaw.com

Administrative Agent:
~~JPMorgan Chase Bank, N.A.~~
~~JPMorgan Loan Operations~~
~~Floor 03, Ops 2, 500 Stanton Christiana Road~~
~~Newark, Delaware 19713~~
~~Attention: Loan and Agency Services Group~~
~~Email: _________________________Mizuho Bank, Ltd.~~
~~Harborside Financial Center~~
~~1800 Plaza Ten~~
~~Jersey City, NJ 07311~~
~~Facsimile: 201-626-9935~~
~~Email: LAU_Agent@mizuhogroup.com~~

With a copy to:
Morrison & Foerster LLP 707 Wilshire Blvd., Suite 6000 Los Angeles, CA 90017 Attention: Susannah S. Cupp, Esq. Telephone: 213-892-5737 Email: scupp@mofo.com provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.
Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
1.3 No Waiver; Cumulative Remedies
. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

To the extent permitted by applicable law no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 10.3 shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.5, against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
1.4 Survival of Representations and Warranties
. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
1.5 Payment of Expenses and Taxes
. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Arrangers for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the syndication, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the administration of the transactions contemplated hereby and thereby, including the reasonable and documented fees and disbursements of counsel to the Administrative Agent and Arrangers and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse the Administrative Agent and the Lenders for all their respective reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of one law firm for the Administrative Agent and the Lenders, except where such expenses relate to any litigation or any other formal proceeding commenced by the Administrative Agent or the Lenders in which the Administrative Agent and the Lenders are not the prevailing party, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (but excluding any taxes or increased costs otherwise not subject to the gross-up provided for by Section 2.16(a)), if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Issuing Lenders, the Administrative Agent and the Arrangers and their respective officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or Letter of Credit (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Loan Party or any of the properties and the reasonable fees and expenses of legal counsel in connection therewith or any actual or prospective claim, litigation, investigation by a Governmental Authority or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by Borrower or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet) (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than thirty (30) days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.
1.6 Successors and Assigns; Participations and Assignments.
(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign, participate or otherwise transfer its rights or obligations hereunder(s) (x) to a Competitor without the Borrower’s written consent or (y) otherwise except in accordance with this Section.
        (b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:
    (A) the Borrower (such consent not to be unreasonably withheld), provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, and Approved Fund, or, if an Event of Default has occurred and is continuing, any other Person;
    (B) the Administrative Agent (such consent not to be unreasonably withheld), provided that no consent of the Administrative Agent shall be required for an assignment by a Lender to an Affiliate of such Lender; and
(C) the Issuing Lender ~~and Swingline Lender~~, whose consent shall not be unreasonably withheld, provided that no consent of the Issuing Lender ~~or Swingline Lender~~ shall be required for an assignment by a Lender to an Affiliate of such Lender.
    (ii) Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

    (B) (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent;
    (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and
        (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, the Assignee shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15 and 2.16 (as they relate to any period during which such Lender was a party hereto), and Sections 2.17 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.6.
        (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). No transfer or assignment of a Lender’s participation hereunder shall be effective unless and until recorded in the Register. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.
        (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.6 and any written consent to such assignment required by paragraph (b) of this Section 10.6, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the Assignee shall have failed to make any payment required to be made by it pursuant to Section ~~2.4(b), 2.4(c),~~ 2.14(d), 2.14(e), 3.4, 3.5 or 9.7, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
        (c)(i) Subject to Section 10.6(a)(ii), any Lender may, without the consent of the Borrower or the Administrative Agent~~,~~ or the Issuing ~~Lender or the Swingline~~ Lender, sell participations to one or more Persons provided such Persons are a banking institution, life insurance company, or other similar chartered or licensed financial institution that ordinarily is engaged in the business of making real estate loans, or any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to clause (i) of the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.6. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19 with respect to any Participant. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
    (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the Borrower provides prior written consent that such Participant may be entitled to receive a greater payment under Section 2.15 or 2.16. Any Participant shall not be entitled to the benefits of Section 2.16 unless such Participant complies with the applicable provisions of Section 2.16.
        (d)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.
1.7 Adjustments; Set-off.
(a) Except to the extent that this Agreement or a court order expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
(b) In addition to any rights and remedies of the Lenders provided by law, each Lender and their respective Affiliates shall have the right, without notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise but after giving effect to any applicable period of grace), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any Affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender or its Affiliate, provided that the failure to give such notice shall not affect the validity of such application.
1.8 Counterparts
. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.2), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
1.9 Severability
. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
1.10 Integration
. This Agreement and the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) changes to the Letter of Credit Commitment of any Issuing Lender represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
1.11 GOVERNING LAW
. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
1.12 Submission To Jurisdiction; Waivers
. The Borrower hereby irrevocably and unconditionally:
(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.
1.1 Acknowledgements
. The Borrower hereby acknowledges that:
(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;
(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders;
(d)neither the Administrative Agent nor any Lender is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction.
The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that the Administrative Agent and each Lender is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any of the Administrative Agent or a Lender may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by the Administrative Agent or any Lender or any of their respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
1.1 Releases of Guarantees
. Notwithstanding anything to the contrary contained herein or in any other Loan Document, Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by Borrower having the effect of releasing any guarantee obligations to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1, provided that releases of Guarantors must comply with Section 6.7 unless otherwise consented to by the Lenders in accordance with Section 10.1.
1.2 Confidentiality
. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential or as material and non-public information; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section 10.15, to any actual or prospective Transferee, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if required to do so in connection with any litigation or similar proceeding arising under or related to this credit facility, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or (j) if agreed by the Borrower in its sole discretion, to any other Person.
Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.
All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.
1.3 WAIVERS OF JURY TRIAL
. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
1.4 USA Patriot Act
. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
10.18    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion powers of the applicable Resolution Authority.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
MERITAGE HOMES CORPORATION, as Borrower
By: _____________________________________
Name:
Title:

[Signatures continue on the next page.]

~~JPMORGAN CHASE~~MIZUHO BANK~~, N.A~~ LTD., as Administrative Agent~~, Issuing Lender, Swingline Lender~~  and as a Class A Lender

By: _______________________________________
Name:
Title:

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    Signature page to Credit Agreement with Meritage Homes Corporation

~~CITIBANK~~JPMORGAN CHASE BANK, N.A., as a Class A Lender and an Issuing Lender
By: _______________________________________
Name:
Title:

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[Different first page link-to-previous setting changed from off in original to on in modified.].
    Signature page to Credit Agreement with Meritage Homes Corporation

BANK OF AMERICA, N.A., as a Class A Lender and an Issuing Lender
By: _______________________________________
Name:
Title:

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    Signature page to Credit Agreement with Meritage Homes Corporation

REGIONS BANK, as a Class A Lender and an Issuing Lender
By: _______________________________________
Name:
Title:
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    Signature page to Credit Agreement with Meritage Homes Corporation

U.S. BANK NATIONAL ASSOCIATION, as a Class A Lender and an Issuing Lender
By: _______________________________________
Name:
Title:

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    Signature page to Credit Agreement with Meritage Homes Corporation

~~ROYAL BANK OF CANADA, as a Class A Lender~~
~~By: _______________________________________~~
~~Name:~~
~~Title:~~
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    ~~Signature page to Credit Agreement with Meritage Homes Corporation~~

~~sf-5537262~~

PNC BANK, NATIONAL ASSOCIATION, as a Class A Lender
By: _______________________________________
Name:
Title:

By: _______________________________________
Name:
Title:

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    Signature page to Credit Agreement with Meritage Homes Corporation

TEXAS CAPITAL BANK, formerly known as TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Class A Lender
By: _______________________________________
Name:
Title:

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    Signature page to Credit Agreement with Meritage Homes Corporation

COMERICA BANK, as a Class A Lender
By: _______________________________________
Name:
Title:

[Signatures continue on the next page.]
    Signature page to Credit Agreement with Meritage Homes Corporation

FLAGSTAR BANK, FSB, as a Class A Lender
By: ________________________________
Name:
Title:

[Signatures continue on the next page.]
    Signature page to Credit Agreement with Meritage Homes Corporation

~~MIZUHO~~TRUIST BANK, ~~LTD.,~~ as a Class A Lender and an Issuing Lender

By: ________________________________
Name:
Title:

[Signatures continue on the next page.]
    Signature page to Credit Agreement with Meritage Homes Corporation

~~TRUIST BANK~~GOLDMAN SACHS LENDING PARTNERS LLC, as a Class A Lender ~~and an Issuing Lender~~
By: ________________________________
Name:
Title:

[Signatures continue on the next page.]
[Different first page link-to-previous setting changed from off in original to on in modified.].
    Signature page to Credit Agreement with Meritage Homes Corporation

~~CIBC~~FIFTH THIRD BANK ~~USA~~, NATIONAL ASSOCIATION, as a Class A Lender and an Issuing Lender
By: ________________________________
Name: ~~Russel Ruhnke~~
Title:  ~~Managing Director~~

    Signature page to Credit Agreement with Meritage Homes Corporation

Summary report: Litera Compare for Word 11.2.0.54 Document comparison done on 6/2/2023 1:43:56 PM
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Intelligent Table Comparison: Active
Original DMS: dm://SAN_FRANCISCO/5537262/1
Modified DMS: dm://SAN_FRANCISCO/5537262/9
Changes:
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